Macquarie

MACQUARIE

FINANCE PROGRAMME AGREEMENT

MACQUARIE EQUIPMENT FINANCE (UK) LIMITED
("Macquarie")

EUROSITE POWER LIMITED
("Eurosite")

FINANCE PROGRAMME AGREEMENT

DETAILS

Date of Agreement		24 **March 2016**
Eurosite	Name	**EuroSite Power Limited**, a company registered and incorporated in England and Wales.
	Company No.	07379560
	Address	Sky View, Argosy Road, Castle Donington, Derby DE74 2SA
	Contact	Paul Hamblyn
	E-mail	paul.hamblyn@eurositepower.co.uk
Macquarie	Name	**Macquarie Equipment Finance (UK) Limited**, a company registered and incorporated in England and Wales.
	Company No.	8253764
	Address	Ropemaker Place, 28 Ropemaker Place, London EC2Y 9HD
	Contact	Julian Liddy / Puneet Sharma
	E-mail	julian.liddy@macquarie.com / puneet.sharma2@macquarie.com

These Details form part of this Agreement.

BACKGROUND:

A Eurosite provides Power Projects to Customers (which involve the provision of Equipment and Services to a Customer pursuant to an On-Site Utility Agreement) and Macquarie is a provider of financing solutions.

B The Parties wish to enter a finance programme for Power Projects provided by Eurosite to Customers in the Programme Jurisdictions, on and subject to the terms and conditions of this Agreement.

IT IS AGREED:

1 DEFINITIONS AND INTERPRETATION

1.1 In this Agreement (unless the context otherwise requires), the following words and phrases shall have the following meanings:

"**Adjustment Amount**" has the meaning given to it in clause 8.1.

"**Adjustment Period**" has the meaning given to it in clause 8.1.

"**Agreed Form On-Site Utility Agreement**" means either of the agreed form on-site utility agreements set out in Part A and B of Schedule 5.

"**Agreed Form Security**" means the security to be entered by Eurosite in respect of each Assigned Power Project in the agreed form as set out in Schedule 6.

"**Assignment Date**" has the meaning given to it in the Master Assignment Agreement.

"**Assignment Notice**" means an 'Assignment Notice' as defined under and subject to the terms and conditions of the Master Assignment Agreement, under which Eurosite offers to assign all its rights under an On-Site Utility Agreement of a Power Project to Macquarie for the price set out in the notice.

"**Assigned Power Project**" has the meaning given in clause 7.3.

"**Authorised Signatories List**" means the list substantially in the form set out in Schedule 9, as completed and signed by the authorised signatories of each Party.

"**Balance of Plant**" has the meaning given to it in Schedule 2.

"**Boiler**" has the meaning given to it in Schedule 2.

"**Chiller**" has the meaning given to it in Schedule 2.

"**CEDR**" means Centre for Effective Dispute Resolution.

"**Confidential Information**" means all confidential information which is disclosed before or after the date of this Agreement by a Discloser to a Recipient however conveyed and which would appear to a reasonable person to be confidential and which relates to the business affairs of the Discloser including, products, operations, processes, plans or intentions, developments, trade secrets, know-how, design rights, market opportunities,

personnel, all Personal Data, customers and suppliers of the Discloser, and all information derived from the above.

"**Customer**" means any customer or potential customer of Eurosite or an Eurosite Affiliate.

"**Customer Affiliate**" means an entity which is a subsidiary or holding company of a Customer, or any company which is a subsidiary of such holding company (where "holding company" and "subsidiary" having the meaning ascribed to them in section 1159 of the Companies Act 2006) or has or is connected to any partnership, joint venture or analogous arrangement with any other Customer Affiliate.

"**Customer Data**" means all data, information, text, drawings, statistics, analysis and other materials embodied in any form relating to a Customer and which is supplied by (i) Eurosite or any Eurosite Affiliate; (ii) the relevant Customer; or (ii) Macquarie or any Macquarie Group Company, and is received by a Party in connection with a Finance Opportunity and may include Personal Data.

"**Customer Default**" means any:

(a) any default by the Customer under any Onsite Utility Agreement Document for an Assigned Power Project; and/or

(b) the Customer being subject to an Insolvency Event.

"**Data Protection Act**" means the Data Protection Act 1998 (and any subordinate legislation and codes of practice relating to it) and any other applicable data protection or privacy rules and legislation in other jurisdictions.

"**Discloser**" means, in respect of any Confidential Information, the relevant Macquarie Group Company or Eurosite Affiliate, as the case may be, which discloses such Confidential Information.

"**Dispute**" means any dispute, difference or question of interpretation arising out of or in connection with the Programme Agreements, (including any dispute regarding pre-contractual negotiations, the existence, validity or termination of a Programme Agreement or the consequences of non-existence or invalidity of a Programme Agreement) whether contractual or non-contractual.

"**Dispute Resolution Procedure**" means the procedure set out in schedule 4.

"**Employer**" has the meaning set out at clause 20.1.

"**Equipment**" means equipment of the type outlined in Schedule 1 of this Agreement, and any other equipment and assets approved by the Parties in writing.

"**Eurosite Affiliate**" means an entity which is a subsidiary or holding company of Eurosite, or any company which is a subsidiary of such holding company (where "holding company" and "subsidiary" having the meaning ascribed to them in section 1159 of the Companies Act 2006) or has or is connected to any partnership, joint venture or analogous arrangement with any other Eurosite Affiliate, in each case where that entity operates in the Programme Jurisdiction. The parties agree that American DG Energy Inc. shall not be considered an Eurosite Affiliate for the purposes of this Agreement.

"**Eurosite Default**" means any:

(a) default (including any breach of representation or warranty) by Eurosite under any Programme Agreement (which in the case of failure to pay an amount due and payable, is not remedied within 5 Working Days of Eurosite receiving notice of the breach from Macquarie and in the case of any other default, where such breach is capable of remedy, failure to remedy such breach within 7 days of any request in writing from Macquarie); and/or

(b) default by Eurosite (including any breach of representation or warranty) under any On-Site Utility Agreement Document in connection to an Assigned Power Project (subject to any applicable cure periods set out in that document); and/or

(c) Eurosite being subject to an Insolvency Event.

"**Eurosite Programme Manager**" means a single UK based employee of Eurosite Group appointed by Eurosite to be the key contact and manager for Eurosite in respect of the Programme, as set out in Schedule 8 and as updated by Eurosite from time to time (by notice in writing to Macquarie).

"**Event of Default**" means any Eurosite Default and/or Customer Default.

"**Excluded Power Project**" means any Assigned Power Project which (i) Macquarie paid a Price of £1 million or more for; or (ii) the interest rate charged in respect of that Assigned Power Project is lower than 6.95%; or (iii) together with the Power Projects (or possible requirements for Power Projects) of the relevant Customer and its Customer Affiliates, has an aggregate Opportunity Value of £1 million or more.

"**Finance Opportunity**" and "**Finance Opportunities**" means (i) Exclusive Opportunity(ies) and (ii) any other financing or analogous arrangement(s) relating to any Power Project in a Programme Jurisdiction.

"**Finance Termination Payment**" means, where termination occurs under an On-Site Utility Agreement for an Assigned Power Project within the Minimum Payment Period, an amount equal to the aggregate of (i) all due but not paid Minimum Payments under that On-Site Utility Agreement; (ii) all other Minimum Payments which would have been due for the remainder of the Minimum Payment Period of that On-Site Utility Agreement had the termination not occurred (discounted over the period from its due date to the date of termination at the rate of 2% per annum); and (iii) any applicable interest payable on such amounts pursuant to that On-Site Utility Agreement.

"**Gensets**" has the meaning given to it in Schedule 2.

"**Indicative Assessment**" means a non-binding assessment of a Finance Opportunity (subject to final internal approvals and the signing of an Assignment Notice) by Macquarie, in the form set out at Schedule 3, including Macquarie's view on the relevant Customer's creditworthiness and Macquarie's indicative pricing terms.

"**Insolvency Event**" means in relation to any person:

(a) an order is made or a resolution is passed for the winding up of it or a meeting of creditors of it is convened for such purpose; or

(b) an encumbrancer takes possession in relation to all or any part of its assets; or

(c) any steps are taken by any person to appoint an administrator in relation to all or any part of its assets or a liquidator, receiver, administrator, administrative receiver, trustee or other similar officer is appointed in relation to it or in relation to all or any part of its assets; or

(d) it shall admit its inability to pay its debts as and when they fall due or becomes or is deemed to be unable to pay its debts or becomes insolvent or files a petition for suspension of payments or other relief of debtors; or

(e) it presents a bankruptcy petition itself or has a bankruptcy petition presented against it or a bankruptcy order made in relation to it; or

(f) it convenes a meeting for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement or scheme with its creditors; or

(g) any distress, execution or other process is levied or enforced against any of its property or assets; or

(h) it ceases to trade or there is a material adverse change to its financial position or it disposes of all or a substantial part of its undertaking and/or assets; or

(i) anything analogous to, or having a substantially similar effect to, any of the events specified above occurs in any relevant jurisdiction.

"**Macquarie Group Company**" means Macquarie Group Limited or any of its direct or indirect 'subsidiaries' as defined in section 1159 of the Companies Act 2006.

"**Macquarie Programme Manager**" means a single UK based employee of a Macquarie Group Company appointed by Macquarie to be the key contact and manager for Macquarie in respect of the Programme, as set out in Schedule 8 and as updated by Macquarie from time to time (by notice in writing to Eurosite).

"**Master Assignment Agreement**" means the master assignment agreement dated on or about the date of this Agreement between Eurosite and Macquarie governing the terms and conditions on which Eurosite may offer to assign all its rights under each On-Site Utility Agreement Document for a Power Project to Macquarie for a Price and if accepted by Macquarie, Macquarie shall take assignment of those rights and pay the Price.

"**Minimum Payment**" means the monthly 'Minimum Payment' stipulated in the On-Site Utility Agreement which the Customer of an Assigned Power Project must pay during the Minimum Payment Period, despite any circumstance (including default) and without set off.

"**Minimum Payment Period**" means the period for which Minimum Payments are due and payable under an On-Site Utility Agreement for an Assigned Power Project.

"**New Employer**" means as it is described in clause 20.4.

"**Notice**" means as it is described in clause 15.

"**Old Employer**" means as it is described in clause 20.4.

"**On-Site Utility Agreement**" means an agreement between Eurosite and a Customer pursuant to which Eurosite procures and makes Equipment and Services available to a Customer.

"**On-Site Utility Agreement Document(s)**" has the same meaning as that term is defined under the Master Assignment Agreement.

"**Opportunity Value**" means in respect of any Power Project of a Customer and its Customer Affiliates:

(a) subject to (b) below, where a Customer and its Customer Affiliates only require that one (1) Power Project during the Term of the Programme, the Transaction Value of that Power Project; or

(b) where a Customer and its Customer Affiliates require, or there is a possibility that the Customer and its Customer Affiliates may require, two (2) or more Power Projects during the Term of the Programme, the aggregate of the Transaction Values of all those possible Power Projects.

"**Parties**" means Eurosite and Macquarie and each a "**Party**".

"**Personal Data**" has the same meaning as under the Data Protection Act 1998.

"**Power Project**" means any provision by Eurosite (or an Eurosite Affiliate) to a Customer or Customer Affiliate of Equipment and Services pursuant to the terms of an On-Site Utility Agreement (or analogous arrangement).

"**Potential Event of Default**" means an event or circumstance which, with the giving of any notice or the lapse of time would constitute an Event of Default.

"**Pre-Screen**" means a preliminary and non-binding (i) indication given to Eurosite of Macquarie's interest in a Finance Opportunity; and (ii) any other information Macquarie may provide in respect of a Finance Opportunity.

"**Price**" has the same meaning as that term is given in the Master Assignment Agreement.

"**Programme**" means this finance programme between Eurosite and Macquarie for Power Projects provided by Eurosite to Customers in each Programme Jurisdiction, on and subject to the terms and conditions of this Agreement (including all rights and obligations of the Parties).

"**Programme Agreements**" means, each of the following agreements entered between Eurosite and Macquarie:

a) this Agreement;

b) the Master Assignment Agreement;

c) each fully executed Assignment Notice by Eurosite and Macquarie in respect of an Assigned Power Project;

d) each Security granted by Eurosite in respect of each Assigned Power Project; and

e) such other agreements which the Parties designate from time to time.

"**Programme Jurisdiction**" has the meaning given in clause 4.

"**Programme Managers**" means the Macquarie Programme Manager and the Eurosite Programme Manager.

"**Recipient**" means, in respect of any Confidential Information, the relevant Macquarie Group Company or the relevant Eurosite Group Company, as the case may be, which receives such Confidential Information.

"**Request for Indicative Assessment**" means the provision of information in relation to a Finance Opportunity and Eurosite's request that Macquarie conduct an Indicative Assessment of that Finance Opportunity, to be provided in the form set out in Schedule 2.

"**Required Information**" means information required by Macquarie to perform its credit review of a Finance Opportunity and to provide an Indicative Assessment of that Finance Opportunity to Eurosite, as outlined in Schedule 2.

"**Request for Pre-Screen**" has the meaning given in clause 5.3.

"**Response Times**" mean for:

a) a Pre-Screen request, two (2) Working Days from when all of the information outlined in clause 5.3 has been received by Macquarie;

b) an Indicative Assessment, five (5) Working Days from when all required information to be contained in (or annexed to) the Request for Indicative Assessment has been received by Macquarie;

c) an Assignment Notice executed by Eurosite and provided to Macquarie for execution, thirty (30) Working Days from when that Assignment Notice and all required accompanying documentation under clause 2.2 of the Master Assignment Agreement is provided to Macquarie.

"**Security**" means the agreed form security document set out in schedule 6.

"**Security Assets**" means all assets of Eurosite the subject of any Security granted in favour of Macquarie.

"**Security Interest**" means any mortgage, pledge, lien, charge, assignment, hypothecation or other encumbrance or security interest securing any obligation of any person or any other agreement or arrangement having similar effect.

"**Services**" means all obligations of Eurosite to a Customer in respect of a Power Project including (but not limited to) energy generation, maintenance, repair and ancillary services and procurement, installation and commissioning in connection with relevant Equipment.

"**SGEF**" means Societe Generale Equipment Finance Limited (registered number 3596854) whose registered office is at Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR

"**SGEF Security**" means the agreed form security document set out in schedule 7.

"**Specialised Kit**" has the meaning given to it in Schedule 2.

"**Term**" has the meaning given in clause 2.

"**Termination Payment**" means the applicable 'termination payment' stipulated in an On-Site Utility Agreement which the Customer of an Assigned Power Project must pay upon termination of that On-Site Utility Agreement.

"**Transaction Value**" means in respect of a Power Project, an amount equal to the aggregate of (i) the purchase price of the Equipment and related infrastructure to be used in that Power Project and (ii) the cost of installation of that Equipment and related infrastructure.

"**TUPE Regulations**" has the meaning given in clause 20.2.

"**VAT**" means value added tax at the rate in force for the time being in the applicable jurisdiction.

"**Working Day**" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in London, the United Kingdom and the relevant Programme Jurisdiction where the matter requiring a Parties' attention arises.

1.2 In this Agreement (unless the context requires otherwise or a contrary intention appears):

1.1.1 a reference to any agreement, contract, document or deed shall include that document as varied, supplemented or novated from time to time;

1.1.2 reference to a Party shall be construed to include its successors and its permitted assigns or transferees;

1.1.3 a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

1.1.4 the singular includes the plural and vice versa;

1.1.5 the word "person" includes a firm, body corporate, an unincorporated association or an authority;

1.1.6 a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including without limitation, persons taking by novation) and assigns;

1.1.7 an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

1.1.8 an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

1.1.9 a reference to anything (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively and to each of them individually;

1.1.10 if an act prescribed under this Agreement to be done by a Party on or by a given date is done after 5.30pm on that day, it is to be taken to be done on the following Working Day;

1.1.11 words "including", "include", "for example", "in particular" and words of similar effect shall not limit the general effect of the words which precede them;

1.1.12 headings, index and the front sheet are all for reference only and are inserted for convenience and do not affect the interpretation of this Agreement; and

1.1.13 where anything is to be done or an amount paid on a day that is not a Working Day, that thing or payment must be done or made on the day immediately preceding that Working Day.

2 TERM

2.1 This Agreement (and the Programme) will be effective from the date of execution of this Agreement and shall continue unless terminated in accordance with clause 15 (the "**Term**").

3 EXCLUSIVITY

3.1 Subject to clause 3.2, during the Term, Eurosite shall, and shall procure that each Eurosite Affiliate and its and their associates, advisers, agents, officers, directors and employees shall:

3.1.1 deal exclusively with Macquarie in connection with, and shall introduce and offer, any financing or analogous arrangement relating to any Power Project or Power Projects in a Programme Jurisdiction with an Opportunity Value of £1 million or more (each an '**Exclusive Opportunity**'); and

3.1.2 cease immediately and otherwise refrain from any negotiations or discussions with any other party, providing any information to any other party, entertaining or soliciting proposal from, or accepting or entering into any agreement, arrangement or understanding with any party in connection to any Exclusive Opportunity or any transaction of any kind which may directly or indirectly compete with the Programme.

3.2 Clause 3.1 does not apply to any financing or analogous arrangement relating to any Power Project or Power Projects of a Customer or its Customer Affiliate:

3.2.1 with a Opportunity Value less than £1 million; or

3.2.2 where an On-Site Utility Agreement has been signed by the parties prior to 11 December 2015; or

3.2.3 which Macquarie rejects in its Pre-Screen or Indicative Assessment; or

3.2.4 where Macquarie has not responded to a Request for Pre-Screen or Request for Indicative Assessment within the applicable Response Time or where Macquarie has not counter-signed an Assignment Notice which has been signed by Eurosite for that Power Project within the applicable Response Time.

4 PROGRAMME JURISDICTION

4.1 The Programme will apply to the United Kingdom and each other country or jurisdiction which is agreed by the Parties in writing (each a '**Programme Jurisdiction**').

4.2 The Parties agree to work together with the view of expanding the Programme Jurisdiction to other countries and jurisdictions in which Eurosite or Eurosite Affiliates provide Power Projects, Equipment and/or Services to Customers.

5 REQUEST FOR PRE-SCREEN AND INDICATIVE ASSESSMENT

5.1 Subject to clause 13, Eurosite shall, and will ensure that each Eurosite Affiliate shall, identify Exclusive Opportunities and submit a Request for Indicative Assessment to Macquarie promptly after an Exclusive Opportunity has been identified.

5.2 In addition to clause 5.1 and subject to clause 13, Eurosite may also (but is not obliged to) identify and refer to Macquarie other Finance Opportunities (other than Exclusive Opportunities) and may submit a Request for Indicative Assessment to Macquarie in respect of those Finance Opportunities.

5.3 Prior to submitting a Request for Indicative Assessment, Eurosite may request Macquarie pre-screen a Finance Opportunity subject to clause 13 and Eurosite

providing Macquarie (or procuring an Eurosite Affiliate or the proposed Customer provides) the following information:

5.2.1 Customer legal name, company number and address;

5.2.2 location of Power Project (jurisdiction);

5.2.3 Transaction Value (and currency);

5.2.4 description of Genset;

5.2.5 indicative construction timetable; and

5.2.6 term of Finance Opportunity,

(a '**Request for Pre-Screen'**).

6 PRE-SCREEN AND INDICATIVE ASSESSMENT

6.1 Upon receiving a Request for Pre-Screen and subject to clause 6.4, Macquarie shall provide its Pre-Screen of a Finance Opportunity to Eurosite within the agreed Response Time. The Pre-Screen shall include the following information:

6.3.1 an indication of Macquarie's interest in the Finance Opportunity and proposed Customer;

6.3.2 Macquarie's ability to fund within the relevant country or jurisdiction in which the Power Project and Equipment will be located;

6.3.3 an indicative Minimum Payment Period;

6.3.4 an indicative Minimum Payment; and

6.3.5 an indicative Finance Termination Payment.

6.2 Subject to clause 6.4, upon receipt of a Request for Indicative Assessment and all required information set out in schedule 2, Macquarie shall undertake its requisite due diligence of the Finance Opportunity and shall provide Eurosite with its Indicative Assessment within the agreed Response Time.

6.3 If Macquarie rejects any Financing Opportunity in its Pre-Screen or Indicative Assessment, Macquarie shall discuss with Eurosite if the Financing Opportunity can be modified so that it might be reconsidered by Macquarie.

6.4 Any Pre-Screen or Indicative Assessment provided by Macquarie is indicative only, is subject to Macquarie's final internal approval processes and execution of an Assignment Notice and shall not be binding on Macquarie nor capable of acceptance by Eurosite or any other party.

7 SEEKING FINAL INTERNAL APPROVAL AND ASSIGNMENT NOTICE

7.1 Subject to clause 7.2, if Macquarie indicatively approves a Financing Opportunity in its Indicative Assessment:

7.1.1 Macquarie may commence its final internal approval process in respect of that Financing Opportunity; and

7.1.2 Eurosite shall provide Macquarie with an executed Assignment Notice in respect of the Power Project the subject of the Financing Opportunity.

7.2 Macquarie's right to commence or cease its final internal approvals or discussion of additional terms and conditions or to accept or reject any Assignment Notice, shall be at Macquarie's absolute and sole discretion.

7.3 The Master Assignment Agreement shall govern the terms and conditions which apply to an Assignment Notice and the absolute assignment of all Eurosite's rights under and in connection to On-Site Utility Agreement Documents and the Equipment and related infrastructure of a Power Project to Macquarie (an '**Assigned Power Project**').

7.4 For the avoidance of doubt, if an Assignment Notice is executed by both Eurosite and Macquarie, it shall be binding on the Parties in accordance with, and subject to, the Master Assignment Agreement.

8 ADJUSTMENT AMOUNT

8.1 Until the third (3rd) anniversary of this Agreement (or any later date agreed by the parties in writing) and subject to clause 8.4 and no Event of Default or Potential Event of Default occurring, Macquarie shall pay Eurosite an amount (net of VAT) set out in the table below ('**Adjustment Amount**') based on the aggregate Price paid by Macquarie to Eurosite for all Assigned Power Projects during the 12 month period starting on the date of this Agreement and during each subsequent 12 month period after that date (each an '**Adjustment Period**'), excluding for the purpose of calculating the aggregate Prices paid by Macquarie during the relevant Adjustment Period, any Excluded Power Project.

Aggregate Prices paid during Adjustment Period (as calculated above)	(%)	Adjustment Amount (net VAT)
Equal to or greater than £2.0 million but less than £5.0 million	0.50%	£10,000
Equal to or greater than £5.0 million but less than £7.5 million	1.00%	£50,000
Equal to or greater than £7.5 million but less than £10 million	1.50%	£112,500
£10 million or more	2.00%	£200,000

8.2 Subject to clause 8.4, if an Adjustment Amount is payable under clause 8.1, Eurosite shall issue Macquarie an invoice for that Adjustment Amount within 60 Working Days of the end of the relevant Adjustment Period.

8.3 Subject to clause 8.4, Macquarie shall pay any Adjustment Amount payable under clause 8.1 to Eurosite within 30 Working Days of receipt of an invoice from Eurosite provided that invoice was provided to Macquarie within 60 Working Days of the end of the relevant Adjustment Period (as required under clause 8.2).

8.4 For the avoidance of doubt and notwithstanding anything in this clause 8, if Eurosite fails to issue an invoice to Macquarie in respect of an Adjustment Amount due for an Adjustment Period within 60 Working Days of the end of the relevant Adjustment Period (as required under clause 8.2), no Adjustment Amount will be payable by Macquarie for that Adjustment Period.

9 NEGATIVE PLEDGE

9.1 Eurosite undertakes not to:

9.1.1 create or permit to subsist any Security Interest over the Security Assets other than the Security granted in favour of Macquarie; and

9.1.2 create or permit to subsist any Security Interest over any of its assets other than (i) the SGEF Security granted in favour of SGEF over equipment, contracts and contract rights the subject of specific Power Projects funded by SGEF (provided that the SGEF Security shall not in any circumstance be comprised of any Security Interest over any Security Asset) or (ii) other Security Interests provided Macquarie has provided its prior written consent to such Security Interest (such consent not to be unreasonably withheld). The parties agree that it will be reasonable for Macquarie to withhold consent under this clause 9.1.2 if it reasonably believes its Security Interest over any Equipment may be detrimentally affected.

10 GENERAL OBLIGATIONS

10.1 Eurosite shall, and shall ensure that each Eurosite Affiliate shall:

10.1.1 provide all co-operation and assistance reasonably required by Macquarie in connection with the Programme and Programme Agreements;

10.1.2 work with Macquarie to develop any other documents required to implement the Programme;

10.1.3 endeavour to originate new Power Projects;

10.1.4 comply and perform all its obligations under On-Site Utility Agreement Documents for Assigned Power Projects and under the Programme Agreements;

10.1.5 comply with industry best practice in respect of originating Power Projects and delivering Power Projects to Customers and providing Services;

10.1.6 invoice Customers of Assigned Power Projects in a timely manner and in accordance with the relevant On-Site Utility Agreement; and

10.1.7 follow up and demand payment from Customers of Assigned Power Projects which have not paid any amount when due under the relevant On-Site Utility Agreement;

10.1.8 enter into appropriate arrangements with Equipment providers and third party Service providers in order;

10.1.9 make all sales staff aware of the Programme and promote the Programme to sales staff and Customers;

10.1.10 provide or assist in sourcing all Required Information and any additional information requested by Macquarie to evaluate a Finance Opportunity;

10.1.11 offer each Finance Opportunity to Macquarie on the best available terms at the time; and

10.1.12 perform all Eurosite Affiliates' or Eurosite's obligations under this the Programme Agreement.

10.2 Eurosite shall for the duration of the Term provide to Macquarie a copy of, as soon as the they become available, but in any event within 180 days after the end of each of its financial years, its United Kingdom audited financial statements for that financial year. Each set of financial statements provided to Macquarie under this clause 10.2 shall be prepared using generally accepted accounting principles in the applicable jurisdiction of the accounts.

10.3 Macquarie shall:

10.3.1 provide all co-operation reasonably required by Eurosite in connection with the Programme.

10.3.2 work with Eurosite to develop any other documents required to implement the Programme;

10.3.3 review all Finance Opportunities introduced to it by Eurosite in accordance with and subject to this Agreement;

10.3.4 where agreed by the parties, periodically provide training to Eurosite sales staff;

10.3.5 designate a single UK-based employee to be the Macquarie Programme Manager;

10.3.6 provide a calculator which assists Eurosite to calculate indicative Minimum Payments and Finance Termination Payments required under an Onsite Utility Agreement;

10.3.7 manage all legal actions against a Customer in respect of an Assigned Power Project from the date of assignment until the expiry of the Minimum Payment Period of the relevant On-Site Utility Agreement; and

10.3.8 not introduce another equipment provider to a Customer in competition to Eurosite (and its provision of Equipment) for a Power Project as a direct result of being introduced to that Power Project by Eurosite.

10.4 Each Party agrees to:

10.4.1 work together to form an agreed marketing strategy and associated marketing materials for the Programme;

10.4.2 work together on agreed initiatives to improve the Programme; and

10.4.3 work together on agreed joint marketing activities.

11 PROGRAMME MANAGEMENT

11.1 On the date of this Agreement, each Party appoints their respective Programme Manager as set out in Schedule 8.

11.2 Each Party may change their Programme Manager at any time by notice in writing to the other Party.

11.3 The Programme Managers' roles shall involve:

11.3.1 being responsible for implementing the terms of the Programme Agreements;

11.3.2 being the first contact for their relevant Parties (including in relation to Finance Opportunities);

11.3.3 receiving and giving notices, information (including Required Information), Pre-Screen, Indicative Approval Requests and Indicative Approvals (as appropriate) under this Agreement;

11.3.4 being responsible for communicating any concerns or proposed amendments to the Programme and Programme Agreements with each other;

11.3.5 attempting to resolve any issues raised by either Party in relation to this Agreement, failing which the Dispute Resolution Procedure shall apply; and

11.3.6 meeting every quarter and at such other times as the Parties agree as is necessary to effect the proper management and efficiency of the Programme to review the performance and progress of each Party and the Programme under this Agreement.

12 VAT

12.1 Otherwise than as provided by this clause 12, any sum payable and any amount included in a sum payable under the Programme Agreements is exclusive of VAT.

12.2 If any supply made by a party in connection with any Programme Agreement (including the supply of any rights, goods, services, benefits or other things) is subject to VAT, the recipient of the supply must pay in addition to any payment or other consideration for the supply, an amount equal to the VAT payable ("**VAT Amount**"), except where the recipient or the representative member of a VAT group of which the recipient is a member has the liability to remit the VAT to the tax authority.

12.3 The VAT Amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the VAT Amount need not be paid until the supplier provides the recipient a valid VAT invoice.

12.4 If any party ("**Payer**") is required to reimburse or indemnify the other ("**Payee**") for any costs, charges or expenses ("**Costs**") incurred by the Payee, the amount of the Costs

incurred is taken for the purposes of this contract to be reduced by the amount of any credit or deduction (for VAT purposes) for input tax which the Payee is entitled to claim in respect of Costs.

13 DATA PROTECTION AND ANTI BRIBERY

13.1 Within this clause 13, "**Data Controller**" and "**Data Processor**", have the same meanings as in the Data Protection Act.

13.2 Before submitting any Request for Pre-Screen or Request for Indicative Proposal, Eurosite shall (and shall procure its Eurosite Affiliates) ensure it has explained to the relevant Customer that their details will be disclosed to Macquarie, that it obtains from the Customer any consent required under the Data Protection Act for Eurosite to obtain and transfer to Macquarie any personal information relating to the Client, for Macquarie to use, process and retain such information and to obtain such further information as Macquarie may require.

13.3 Where any Customer Data is processed by a Party, its agents or sub-contractors, that Party shall, and shall procure that its agents and sub-contractors shall:

13.3.1 process such Customer Data only for the purposes of the proper performance of this Agreement or any other Programme Agreement and only in accordance with instructions contained in the Programme Agreements;

13.3.2 not otherwise modify, amend or alter the contents of such Customer Data or disclose or permit the disclosure of any such Customer Data to any third Party unless specifically authorised in writing by the other Party or the Customer;

13.3.3 not do or permit anything to be done which might cause a breach of the Data Protection Act 1998; and

13.3.4 where, pursuant to clause 4, the Programme operates outside the European Union, the reference to the Data Protection Act 1998, will be taken to be a reference to the equivalent piece of legislation (or binding legislative instrument) that governs how personal information or any information about an identifiable individual is collected, used, disclosed, handled or otherwise managed and will apply to the extent that that legislation is binding on the respective Parties.

13.4 Eurosite undertakes to Macquarie that:

12.4.1 it has and will maintain in place an anti-bribery and corruption policy which complies with the standards of all applicable anti-bribery and corruption laws (including, without limitation, the UK Bribery Act 2010) and regulations; and

12.4.2 it will, and will procure that its and Eurosite Affiliates' directors, officers, and employees ('**Associated Persons**') comply with its anti-bribery and corruption policy referred to above.

13.5 In addition to clause 13.4, Eurosite:

13.5.1 will, and will procure its Associated Persons will, comply with all applicable anti-bribery and corruption laws (including, without limitation, the UK Bribery Act 2010) and regulations;

13.5.2 confirms and agrees that (i) it has not taken, (ii) is not aware that any of its Associated Persons has taken, (iii) will not take and (iv) will procure its Associated Persons do not take any action in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of anything of value (an "**Advantage**") to any person in the knowledge that all or any part of the relevant Advantage will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage;

13.6 will notify Macquarie as soon as reasonably practicable after becoming aware of any breach of this clause 13.

14 CONFIDENTIALITY

14.1 All Confidential Information given by a Discloser to a Recipient or otherwise obtained or developed by a Party relating to the other or any Customer, shall be kept secret and confidential throughout the Term and for one (1) year following the termination or expiry of this Agreement and shall not be used or disclosed other than for the purposes of the proper performance of this Agreement or with the prior written consent of the Discloser or the other Party.

14.2 The obligations of confidentiality in this clause 14 shall not extend to any matter which the Recipient has demonstrated to the reasonable satisfaction of the Discloser:

14.2.1 was known by the Recipient or is in, or has become part of, the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement;

14.2.2 was independently disclosed to it by a third party (other than a Customer) entitled to disclose the same; or

14.2.3 is required to be disclosed under any applicable law, or by order of a court or governmental body or authority of competent jurisdiction.

15 TERMINATION

15.1 After the second anniversary of this Agreement, either Party can terminate the Agreement with twelve (12) months' Notice.

15.2 A Party may, without prejudice to its other rights or remedies, terminate this Agreement with immediate effect by Notice to the other Party if one or more of the following events occur:

15.2.1 the other Party commits a material breach of this Agreement which is incapable of remedy or is capable of remedy but has not been remedied within thirty (30) days of receipt of Notice specifying both the material breach and the non-defaulting Party's intention to terminate this Agreement if the material breach is not remedied; or

15.2.2 the other Party is subject to an Insolvency Event.

16 CONSEQUENCE OF TERMINATION OR EXPIRY

16.1 Upon termination or expiry of this Agreement, Eurosite (and Eurosite Affiliates) shall have no obligation to refer or introduce Exclusive Opportunities, Financing Opportunities or Customers to Macquarie.

16.2 Notwithstanding clause 16.1, termination or expiry of this Agreement shall have no effect on any On-Site Utility Agreement in effect at the time of termination, rights and obligations of the Parties in respect of Assigned Power Projects or the other Programme Agreements.

17 SURVIVAL OF TERMS AND ACCRUED RIGHTS

17.1 Termination or expiry of this Agreement, however caused, shall be without prejudice to any obligations or rights of either of the Parties which may have accrued before termination or expiry and shall not affect any provision of this Agreement which is expressly or by implication intended to come into effect on, or to continue in effect after, such termination or expiry including in respect of Assigned Power Projects.

18 NOTICES

18.1 All notices, consents and communications relating to this Agreement must be in writing, and must be:

18.1.1 left at the address of the other Party as specified in this Agreement (or as updated from time to time), which shall be deemed to be received on the day of delivery. Any notice given in this manner after 5:30pm or on a day which is not a Working Day will be deemed received the next Working Day; or

18.1.2 sent by prepaid post to that address, which shall be deemed to be received three (3) Working Days after posting; or

18.1.3 sent by e-mail to the contact person(s) specified in this Agreement (as updated from time to time), which shall be deemed to be received at the time of apparent successful transmission to the address stated in the Details or the last notified address. Any notice given by one Party to the other via e-mail, must include the other Party's Programme Manager and must also be transmitted by post as well,

(each a **"Notice"**).

19 MARKS & PUBLICITY

19.1 Any news release, public announcement, advertisement or publicity concerning this Agreement or any Finance Opportunity or Assigned Power Project (except to the extent an announcement is required under law), is subject to the prior approval of both Parties in their sole discretion.

19.2 Each Party agrees not to print, display, use, or refer in any way to the other Party or the other Party's Affiliates, or its or their names, logos, marks, devices, symbols, or other trade identifiers in such Party's marketing materials or presentations, advertising, publicity, websites, or otherwise, without the express written consent of the other Party which may be withheld in the other Party's sole discretion.

20 EMPLOYEES' OBLIGATIONS

20.1 It is expressly understood and agreed that each employee of Macquarie, Eurosite or any Eurosite Affiliate (each an "**Employer**") engaged in any activities contemplated hereunder shall at no time be deemed to be an employee of any company other than the applicable Employer. Each Employer retains full responsibility for the actions of its employees while engaged in activities contemplated hereunder and shall be solely responsible for their compensation and all other applicable obligations as an employer.

20.2 The Parties reasonably believe that the Transfer of Undertakings (Protection of Employment) Regulations 2006 and any provisions replacing or amending those provisions or equivalent laws or regulations in any Programme Jurisdiction ("**TUPE Regulations**") do not, and should not, apply to the Programme which is the subject of this Agreement whether now or at the expiry of this Agreement in whole or in part.

20.3 Upon termination of this Agreement whether in whole or in part, each Party will remain responsible for all employees which (i) are or were in the employment of such Party or its Affiliate immediately prior to the termination of this Agreement (as applicable) and (ii) employed by such Party or its Affiliate solely for a purpose associated with this Agreement; and (iii) no employees shall transfer from one Party (or its Affiliate) to the another Party (or its Affiliate) whether as a result of the TUPE Regulations or at all.

20.4 If a Party (the "**New Employer**") becomes aware that it is claimed or found that the TUPE Regulations are applicable to this Agreement in respect of all or any of the employees of the other Party or its Affiliate (the "**Old Employer**") it will notify the Old Employer as soon as reasonably practicable and if, within two (2) months of so becoming aware, the New Employer is unable to reach agreement with the relevant employee(s) to the effect that they will continue to be employed by the New Employer, then:

20.4.1 the New Employer may terminate such contract of employment with the relevant employee(s); and

20.4.2 the Old Employer shall indemnify and keep indemnified the New Employer against any sums payable to or in relation to such employee(s) under or in connection with the continued employment of such employee(s) under such contract and against any claims, liabilities expenses and legal costs arising out of or in connection with the termination of such contract as provided in clause 20.4.1 and any dispute arising from the application or alleged application of the TUPE Regulations save where any such claim, liabilities, expenses or legal costs are caused by or increased as a result of any discriminatory conduct on the part of the New Employer or any of its directors, officers, agents or employees.

21 AUTHORISED SIGNATORIES

21.1 The Authorised Signatory List contains a list of the relevant Party's representatives and the specimen signatures (if applicable) of such representatives who are authorised to execute Programme Agreements and ancillary documentation on behalf of the relevant Party.

21.2 Each Party shall promptly notify the other Party in writing of any changes it wishes to make to the Authorised Signatory List in respect of its authorised signatories.

22 RELATIONSHIP OF THE PARTIES

22.1 Nothing in this Agreement is intended to create a partnership, joint venture or legal relationship of any kind between the Parties that would impose liability upon one Party, for the act or failure to act of the other Party, or to authorise either Party to act as agent for the other Party. Neither Party shall have authority to make representations, act in the name or on behalf of, or otherwise to bind the other.

23 DISPUTE RESOLUTION

23.1 The Parties shall first attempt to resolve any Dispute between them arising out of, or in relation to, this Agreement in accordance with Schedule 4 (Dispute resolution). If the Parties are unable to resolve any Dispute in accordance with Schedule 4 then either Party shall be free to take appropriate legal proceedings.

24 FURTHER ASSURANCE

24.1 Each Party shall, do or procure the doing of all such further acts, and execute or procure the valid execution of all such documents, as may from time to time be necessary to give full effect to this Agreement.

25 ENTIRE AGREEMENT

25.1 This Agreement together with the Programme Agreements sets out the entire agreement and understanding between the Parties in respect of its subject matter and supersedes any previous agreement, warranty, statement, representation, understanding, or undertaking (in each case whether written or oral) given or made before the date of this Agreement by, or on behalf of, the Parties and relating to its subject matter. Each Party confirms that it has not relied upon, and shall have no remedy in respect of, any agreement, warranty, statement, representation, understanding or undertaking made by any Party (whether or not a party to this Agreement) unless that agreement, warranty, statement, representation, understanding or undertaking is expressly set out in this Agreement or the other Programme Agreements. Nothing in this Agreement shall restrict or exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

26 VARIATION

26.1 A term of this Agreement or any schedules or variations to this Agreement, or a right created under any of the foregoing, may only be waived or varied if it is in writing and signed by the Party or Parties to be bound.

27 ASSIGNMENT

27.1 Macquarie may assign, transfer or otherwise deal with any of its rights or obligations under this Agreement to any Macquarie Group Company or any other person for re-financing purposes without the prior written consent of Eurosite.

27.2 Eurosite shall not assign, transfer or otherwise deal with any of its rights or obligations under this Agreement without the prior written consent of Macquarie.

28 SEVERANCE

28.1 If any of this Agreement is or becomes illegal, invalid or unenforceable in any respect, that shall not affect or impair the legality, validity or enforceability of any other provision of this Agreement.

28.2 If any illegal, invalid or unenforceable provision would be legal, valid or enforceable if some part of it were deleted, such provision shall apply with the minimum modification(s) necessary to make it legal, valid or enforceable.

29 THIRD PARTY RIGHTS

29.1 It is agreed for the purposes of the Contracts (Rights of Third Parties) Act 1999 that this Agreement is not intended to, and does not, give to any person who is not a Party hereto any rights to enforce any provisions contained in this Agreement, save always for any permitted assignee of any Party to this Agreement. This clause does not apply affect any right or remedy of any person which exists, or is available, other than pursuant to that Act.

30 WAIVER AND CUMULATIVE REMEDIES

30.1 No failure or delay by either Party to exercise any right or remedy arising under, or in connection with, this Agreement will act as a waiver, or otherwise prejudice or restrict the rights of that Party, in relation to that action or any other contemporaneous or future action.

30.2 The rights and remedies arising under, or in connection with, this Agreement are cumulative and, except where otherwise expressly provided in this Agreement, do not exclude rights and remedies provided by law or otherwise.

31 GOVERNING LAW AND JURISDICTION

31.1 This Agreement and any Dispute or non-contractual obligation arising out of or in connection with it shall be governed by, and construed in accordance with the law of England and Wales (disregarding for this purpose any principles of conflict of laws that would lead to the application of the law of any other jurisdiction).

31.2 Subject to the provisions of clause 23 and the Dispute Resolution Procedure, each Party hereby submits to the exclusive jurisdiction of the courts of England. Each Party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

32 COSTS

32.1 Each Party shall be liable for its own costs in connection with the preparation, negotiation, drafting and finalisation of this Agreement.

33 COUNTERPARTS

33.1 This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

33.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as a deed on the Date of this Agreement set forth in the Details above, and each warrant and represent that its respective signatory whose signature appears below has been and is on the Date of this Agreement duly authorized by all necessary and appropriate corporate action to execute and deliver this Agreement as a deed.

Schedule 1 Equipment

Equipment Type	Description
Genset	Combind Heat and Power units manufactured by: **Tecogen Inc.** InVerde 100 InVerde 100 Ultera **TEDOM a.s.** Cento range: T30, T33, T50, M70, T80, T80SP, T100, T100SP, T120, T120SP, T160, T180, T200, L200, L230, L330, L410, L450 and L500
Chiller	Project specific
Boiler	Project specific
Balance of Plant	All other equipment (excluding Gensets, Chillers and Boilers) that is (i) not specific to a Customer and (ii) that is expected to have a resale value, or as agreed by the Parties from time to time. Balance of Plant may include certain power control room equipment, transformers and acoustic enclosures.
Specialised Kit	Any customised or specialised assets or other goods or equipment which is not Balance of Plant, Genset, Chiller or Boiler.

Schedule 2 Request for Indicative Assessment

Lender: ________________ EuroSite Power Finance Programme Request for Indicative Assessment of Finance Opportunity	
Date:	
Project Name:	
Site Location:	***ENGLAND / SCOTLAND / WALES / NORTHERN IRELAND***
Site Address:	
Customer's Legal Name and Company Number:	
Customer's country of incorporation	***ENGLAND / SCOTLAND / WALES / NORTHERN IRELAND***
Customer's Registered Address:	
Customer's Principal Address:	
Customer's Company Group (if applicable):	
Description of the customer's business:	
Containerised or Plantroom? **(Please provide details of location)**	
Freehold or Leasehold? **(If Leasehold provide detail of Freeholder)**	
Mortgaged – YES/NO? **(If mortgaged provide lender's details)**	
Project Description, include details of: **Existing system e.g. extending life of aged plant, aiding expansion, allows for increased demand etc)** **New or existing Eurosite customer?** **Competition? Why we EuroSite chosen?**	
Why does the customer want to buy an On-Site Utility solution from EuroSite Power?	

(Include details of the benefits the customer will obtain from the solution)			
Proposed Finance Term (ie Minimum Payment Period):			
Proposed Price (excl VAT) – build cost of entire project:			
Breakdown of Equipment to be Financed:	**Equipment Type**	**Description and Manufacturer**	**Cost**
	CHP Unit		
	Boiler		
	Chiller		
	Heat Pump		
	Balance of Plant	**N/A**	
	Container/Enclosure		
	Specialised Kit		
	Installation Cost	**N/A**	
	Professional Fees	**N/A**	
Minimum Payments (per month)			
Estimated Monthly Energy Charge			
Form of OSU Agreement:	**15 year / 5+5+5 year**		
Estimated Construction Commencement Date:			
Estimated Commissioning Date:			
Other information: **[To include detail of any pre-existing customer relationship including payment history, detail of landlord where applicable, known changes that may be required to standard OSU T&Cs, detail of any savings guarantee offered and any other information requested by Macquarie etc]**			

The following documents and information to be annexed to this Form:	**1. Copy of OSU Financial Summary** **2. EUSP Internal Approval Form** **3. Copy of signed Term Sheet (if any)** **4. Pricing Calculator**

Schedule 3 Indicative Assessment

Eurosite and Macquarie Finance Programme Indicative Assessment of Finance Opportunity	
Date:	
Project Name:	
Outcome of Indicative Assessment (subject to final internal approvals and executing the Assignment Notice):	***[Indicatively Approved] / [Rejected]***
Customer's Legal Name and Company Number:	
Customer's Address:	
Location of Site:	
Description of Power Project:	
Term of Power Project:	
Proposed Price (excl VAT)	
Minimum Payment Period	
Minimum Payments (per month)	
Termination Payments	
Other information or conditions (if applicable):	

Schedule 4 Dispute Resolution Procedure

Escalation

a) If a Dispute arises, the Parties shall use all reasonable endeavours to attempt in good faith to settle such Dispute by mutual discussions.

b) If the Dispute cannot be resolved informally between the Parties, either Party may refer the matter in Dispute to the Programme Managers within ten (10) Working Days of the Dispute occurring. If the Programme Managers are unable to resolve the Dispute within five (5) Working Days of reference to them, then within one (1) Working Day, either Party shall refer the Dispute to the Chief Executive Officer of Eurosite and Executive Director of Macquarie Energy Leasing.

c) If the Chief Executive Officer of Eurosite and the Executive Director of Macquarie Energy Leasing is unable to resolve the Dispute within twenty one (21) Working Days of reference to it, then within ten (10) Working Day thereafter either Party may submit the matter to court.

d) Both Parties shall be entitled to make oral and written representations prior to any of the meetings taking place at each escalation level referred to above.

Mediation

A Dispute may, at either Party's request and upon mutual agreement, be referred to mediation. Any reference to mediation shall be made in accordance with the procedures of the Centre for Effective Dispute Resolution (**"CEDR"**). The mediation shall be conducted by a single mediator appointed by the Parties or, if the Parties are unable to agree on the identity of the mediator within fourteen (14) days after the date of the request that the Dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by CEDR on the application of either Party. The mediation shall be conducted in English at the offices of CEDR in London. Mediation is without prejudice to the rights of the Parties in any future proceedings.

Schedule 5 - Agreed Form On-Site Utility Agreements

PART A: 15 year Term

On-Site Utility Terms and Conditions

1. FORMATION OF AGREEMENTS

The execution of an On-Site Utility Schedule by the Generator and the Customer shall result in the formation of an **On-Site Utility Agreement,** hereafter called the **Agreement** for the provision of the Equipment and Service at the Site. The Agreement will incorporate both the On-Site Utility Schedule ('**Schedule**') and these On-Site Utility Terms and Conditions.

2. DEFINITIONS AND INTERPRETATION

2.1 Defined terms used in the Schedule shall have the same meaning when used in this Agreement.

2.2 In this Agreement:

"Avoided Carbon Taxes" shall mean any avoided taxes, levies or other regulatory enforced charges that would have been due had the Generator's Equipment not been installed and operating on the Site, calculated by the Generator using the rate which appears on the Customer's energy supplier invoice and/or published by the UK or Scottish Governments, Northern Irish or Welsh Assemblies and applying that rate to the Energy Generated or Gas Displaced (as applicable).

"Avoided CLL Charges" means the 'Climate Change Levy' that would otherwise have been made on the supply of electricity or gas to the Site, calculated by using the rate which is published by HMRC for the relevant billing period.

"Avoided Distribution Charges" shall mean any avoided 'Distribution Use of System Charges', 'Distribution Losses', 'BSUoS Charges', 'Hydro Benefit Charges', 'BSC Charges' (each which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges in connection with the distribution network that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Renewable Obligation Charges" means the 'Renewable Obligation Charges' and/or 'Feed-in Tariff Charges' (which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Transmission Charges" means 'Transmission Network Use of System Charges', or 'TRIAD' Charges (which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges in connection with the transmission network that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Variable Charges" means any charge that is billed for by the Customer's electricity and/or gas supplier on a per kilowatt hour (kWh) basis and which appear on the Customer's electricity and/or gas supplier invoice (as applicable) that would have been due had the Generator's Equipment not been installed and operating on Site.

"Bank Rate" means the base rate from time to time published by the Bank of England (or any successor or replacement body, association, entity or organisation from time to time) and if that rate is less than zero, Bank Rate shall be deemed to be zero;

"Call Out Charge" £150.00 plus the Generator's engineers mileage at 45 pence per mile, together with the engineers rate per hour (notified to the Customer by the Generator from time to time) in respect of time spent rectifying the fault and any and all other costs incurred by the Generator in rectifying the faults, including the cost of any necessary parts.

"Charges" means all amounts payable by the Customer under clause 10.6.

"Charge for Change in Law Efficiency Charges" has the meaning given to the term in clause 19.1.

"Change in Law" the coming into effect of a new law, regulation or rule or change in law, regulation or rule or a fundamental change in the judicial interpretation of laws, regulations or rules after the Commencement Date.

"Change in Control" there is a change in the funding arrangements or business management or financial condition of the Customer that would in the opinion of the Generator be reasonably likely to have a material adverse effect on the Customer's ability to perform its obligations under this Agreement or a competitor of the Generator has the ability to influence or control the business management of the Customer.

"Customer" means the customer identified in the Schedule.

"Customer Conditions" means the Customer's obligation to obtain consents, documents or any other requirements as described in the Schedule.

"Commencement Date" means the date the parties sign this Agreement.

"Commissioning Date" shall mean the date of the Start-up Letter which is issued by the Generator to the Customer.

"Electricity" means electricity generated by the Equipment.

"Estimated Energy" has the meaning given to the term in clause 10.2.

"Encumbrance" means any interest in, right or any form of security over property, including, but not limited to: (i) any mortgage, pledge, lien or charge; or (ii) any other security or preferential interest or arrangement of any kind with any creditor to have its claim satisfied in priority to other creditors.

"Energy" means Electricity and/or Heat.

"Energy Generated" means the Energy generated by the Equipment.

"Equipment" means, for this Agreement, the equipment listed in the Schedule including all licences, associated documents, manuals, installation certificates, maintenance records, spare parts, components and accessories and includes any replacement equipment, spare parts or components.

"Generator Conditions" means the Generator's obligation to obtain consents, documents or any other requirements as described in the Schedule.

"Gas Displaced" means the gas that would have been used by the Customer to generate the same quantity of heat had the Equipment not been installed and operating on the Site.

"Heat" means heat generated by the Equipment.

"Insolvent" – a party is Insolvent where it:

(a) gives notice under section 84 Insolvency Act 1986 of, or proposes, or passes a resolution for, its winding up or in the case of a limited liability partnership, proposes or determines that it will be wound up, save for the purpose of a solvent reconstruction or amalgamation;

(b) has a winding-up order or notice of striking off made in respect of it;

(c) has an administration order or an application for an administration order made in respect of it; or has a notice of appointment of an administrator (or like officer) or a notice of intention to appoint an administrator (or like officer) filed in respect of it at any court;
(d) proposes, makes or is subject to a company voluntary arrangement; or a composition with its creditors generally; or an application to a court of competent jurisdiction for protection from its creditors generally; or a scheme of arrangement under Part 26 Companies Act 2006 (save for the purpose of a solvent reconstruction or amalgamation); or tries to arrange any payment scheme with its creditors;
(e) has a receiver, a provisional liquidator or like officer appointed over any of its assets, undertaking or income;
(f) ceases to trade;
(g) suffers any diligence, distress, execution or other legal process to be done or levied against its assets or any part thereof;
(h) it suffers the appointment of a judicial factor;
(i) is the subject of anything analogous to the foregoing under the laws of any applicable jurisdiction.
"Infrastructure" means items of equipment and other apparatus installed by the Generator such as any required heat exchangers, pumps, valves, strainers, control equipment, actuators, temperature sensors, flow meters, current transformers, gas meters, fans, silencers, containers, dry air coolers, louvres, dampers actuators, relays, electrical switchgear, G59 relays, modems, pipework, ductwork, electrical cables, conduit, tray trunking, supports, ancillary equipment or accessories which are necessary to enable the Generator and its Equipment to provide the Service at the Site.
"Interest" means the interest payable on Overdue Amounts in accordance with clause 10.12.
"LPG" means liquefied petroleum gas.
"Landlord's Waiver" means a landlord's waiver duly executed by the landlord of the Site in a form acceptable to the Generator.
"Metering" means the metering plant and apparatus used to measure the amount of Energy delivered to the Customer.
"Monthly Charge" shall have the meaning given to the term in clause 10.6.
"Mortgagee's Waiver" means a mortgagee's waiver duly executed by any mortgagee that has been granted security over the Site in a form acceptable to the Generator.
"Overdue Amount" shall have the meaning given to the term in clause 10.12.
"Prudent Operating Practice" shall mean practices, methods and procedures which are or should be adopted at the relevant time by a person exercising in the general conduct of its undertaking that degree of judgment, skill, diligence, prudence and foresight which would ordinarily and reasonably be expected from a skilled and experienced operator engaged in the business of developing and operating generating plant (of the same or similar type as that installed at the Site) lawfully and in accordance with the capability of such plant and under the same or similar circumstances and conditions;
"Service" shall mean the generation and provision of Energy at the Site together with any other services and obligations of the Generator under this Agreement.
"Service Failure" means the Generator fails to provide the Services in accordance with the terms of the Agreement or otherwise breaches any of its obligations under the Agreement.
"Start-up Letter" means a letter from the Generator to the Customer which has been dated and signed by the Generator and the Customer confirming that the Equipment has been commissioned.
"Term" has the meaning given in clause 4.

2.3 Unless the context otherwise requires, references to a "person" in this Agreement include any individual, body corporate, association, partnership, firm, trust, organisation, joint venture, government, local or municipal authority or any other entity, in each case whether or not having separate legal personality.

2.4 References to any statute or statutory provision in this Agreement shall include any subordinate legislation made under it and shall be construed as references to such statute, statutory provision and/or subordinate legislation as modified, amended, extended, consolidated, re-enacted and/or replaced and in force from time to time.

2.5 In this Agreement, any words following the words "include", "includes", "including", in particular or any similar words or expressions shall be construed without limitation.

3. COMMENCEMENT, CONDITIONS AND WARRANTIES

3.1 This Agreement commences on the Commencement Date.

3.2 After the Commencement Date, the Generator shall be free to start and complete the installation works at any time.

3.3 Subject to clause 3.4, if all Generator Conditions have been satisfied by the Long Stop Date but the Customer fails to satisfy the Customer Conditions by the Long Stop Date, the Generator has the right to terminate this Agreement and the Customer shall, on demand, reimburse the Generator for any costs and expenses incurred by the Generator up to and including the date of termination. If the Generator fails to satisfy the Generator Conditions by the Long Stop Date, the Customer shall not be entitled to claim for any costs and expenses or any other loss.

3.4 Where the Generator has decided to seek planning consent, building regulation approval or other such consents before the Agreement commences then the Generator shall not be entitled to claim for any costs and expenses incurred by the Generator up to and including the date of termination pursuant to clause 3.4.

3.5 Each party warrants that is has the power to enter into, perform and comply with all its obligations under this Agreement and that its entry into performance of or compliance with its obligations herewith does not and will not violate any law or its constitution or enabling documents.

4. TERM

4.1 The term of this Agreement (**'Term'**) will start on the Commissioning Date and this Agreement shall continue until the Term expires or it is terminated earlier in accordance with the terms of this Agreement.

4.2 With mutual written agreement the parties may extend the Term of the Agreement on two occasions, in each case for five years.

5. LICENCE, ACKNOWLEDGEMENT AND AGREEMENT

5.1 The Customer grants to the Generator (and the Generator's assigns including any financier which holds security over the Equipment and/or this Agreement at any time) all of the following rights, licences, acknowledgements and agreements:

5.1.1 the exclusive right and licence to occupy those parts of the Site where the Equipment is to be, or is, installed; the right at any time to enter the Site in order to maintain, inspect, repair, alter, replace, upgrade, clean and remove any part or the whole of the Equipment; the right to vary the position of the Equipment within or upon the site; the right to use the means of access to the Site and, to the extent necessary, through any neighbouring land (owned or leased by the relevant person granting the right and licence) in order to exercise any rights under this Agreement or any security granted by the Generator in favour of any financier and to comply with the obligations under this Agreement;
5.1.2 the right and licence to connect into, use and alter the existing mains water, heating and hot water pipework, ductwork, risers, conduits, gas pipes and existing electrical installation; and
5.1.3 the right and licence of protection and security for any Equipment installed within the Site; and
5.1.4 an express acknowledgement and agreement that (i) the Generator (or its assigns including a financier) owns the Equipment at all times notwithstanding that the Equipment may be situated on the Site, (ii) the Equipment is removable from the Site and does not form part of the Site; and (iii) the Generator (or its assigns including a financier) shall, at all times, have the right to remove the Equipment from the Site and are, and have been, granted all rights required for them to enter the Site to remove the Equipment at any time.

5.2 The Customer shall procure the grant by any landholder or owner of the Site (if the Customer is a tenant) or mortgagee or chargee of the Site, to the Generator (and the Generator's assigns including any financier which holds security over the Equipment and/or this Agreement at any time) a Landlord's Waiver and/or a Mortgagee's Waiver (as applicable) in a form acceptable to the Generator.

6. OWNERSHIP OF EQUIPMENT

6.1 The Equipment and Infrastructure shall remain the property of the Generator (or its assignee or financier (as applicable)) at all times.

6.2 The Customer must protect the interests of the Generator (or its assignee or financier) in the Equipment, the Infrastructure and this Agreement, and must not do anything inconsistent with those interests, including attempting to sell or dispose, grant any interest or Encumbrance over, part possession with, or placing any plates, stickers or marks on, the Equipment, the Infrastructure or this Agreement.

6.3 The Generator may, without the Customer's consent, transfer the Equipment and Infrastructure or assign its interest in this Agreement, and may grant an Encumbrance over the Equipment, Infrastructure and/or this Agreement, to any third party (including any financier of the Generator).

6.4 The Customer may not transfer or assign any right, obligation or interest under this Agreement without the prior express written consent of the Generator.

7. EQUIPMENT, INFRASTRUCTURE & GENERATOR OBLIGATIONS

7.1 The Generator shall at its cost:
7.1.1 after the Commencement Date, supply and install (including any offloading and positioning of the Equipment plus any builders work or making good required to complete the installation) the Equipment and any Infrastructure at the Site during the process of first installing the Equipment at the Site; and
7.1.2 on and from the Commencement Date, have and maintain throughout the Term of this Agreement third party liability insurance to the value of at least £5,000,000 (five million pounds); and
7.1.3 on and from the Commencement Date until the Commissioning Date, cause as little nuisance or disturbance as reasonably possible to the Customer or to the owners or occupiers on the Site and neighbouring sites during the course of installing the Equipment.

7.2 Following successful completion of the relevant commissioning tests and prior to commissioning the Equipment and issuing the Start Up Letter, the Generator shall procure, if relevant, the issue of a G59 certificate by the relevant distribution network operator confirming that the Equipment has successfully been installed and completed.

7.3 The Generator shall from the Commissioning Date provide the Service.

7.4 If the Customer fails to make any payment due and payable to the Generator under this Agreement, the Generator shall be entitled to switch off the Equipment. **For the avoidance of doubt, even if the Equipment is switched off pursuant to this clause 7.4, during the Minimum Payment Period, the Customer is still obliged to pay the Minimum Payments in accordance with clause 9.2 or if the Agreement is terminated, the Termination Payment.**

7.5 All reports of defects in or malfunctions of the Equipment discovered by the Customer must be promptly notified to the Generator or to such other person as the Generator shall notify to the Customer in such a manner as the Generator may reasonably require from time to time.

7.6 The Generator shall be entitled to publicise itself as a supplier to the Customer and shall be entitled to use the Site to view and inspect the Equipment in accordance with Clause 5.

7.7 During the Term of this Agreement, the Generator shall maintain, or shall procure a third party to maintain, the Equipment in good and substantial repair (fair wear and tear excepted) and shall repair or replace defective parts.

7.8 The Generator shall perform all its obligations under this Agreement in accordance with all statutory requirements applicable to the Generator.

7.9 After expiry of the Minimum Payment Period, at the Customer's request and expense and having been given reasonable notice the Generator shall co-operate with the Customer in the relocation of the Equipment to an alternative location at the Site provided that the Generator considers is suitable for the re-location of the Equipment.

8. CUSTOMER OBLIGATIONS (GENERAL)

8.1 The Customer shall:
8.1.1 maintain its connections to the natural gas or LPG (as applicable), electricity and water supplies, each at a capacity not less than that provided on the Commencement Date and maintain the use of its existing heat and hot water generating plant and equipment such that such plant and equipment is available to operate at all times;

8.1.2 ensure that the Generator is able to keep the Equipment connected to natural gas or LPG (as applicable), electricity and water supplies, heating and hot water pipes and internet connection at the Site and provide the Generator, free of charge, with access to all these utilities for its Equipment at the Site to enable the Generator to comply with its obligations under this Agreement;
8.1.3 not, nor allow any person (other than the Generator or its representative) to, interfere with, adjust, operate, maintain, repair, replace or remove any part of the Equipment or its associated Infrastructure;
8.1.4 not engage or permit any person (other than the Generator) to generate Energy at the Site using the same or similar equipment as the Equipment used by the Generator at the Site;
8.1.5 not sell, export or otherwise transfer the Energy off the Site;
8.1.6 provide, as soon as they are available, the Generator with access to, or copies of, the Customer's monthly utility bills, including in respect of the supply of natural gas or LPG (as applicable), electricity and water to the Site;
8.1.7 obtain, maintain and comply with all Customer Conditions while also not doing or omitting to do anything which prejudices the Generator's (or its assignee or financier's) ownership of, or interest (including security interest) in the Equipment and/or this Agreement or the enjoyment of the Generator's (or its assignee's including any financier's) rights under this Agreement;
8.1.8 obtain (at the Customer's own expense) and maintain throughout the Term of this Agreement an insurance(s) with a reputable insurer on an all risks basis, including, but not limited to, cover against all risks (including primary and non-contributory all risks) of physical loss or damage to or theft, destruction or confiscation of the Equipment and third party liability for bodily injury or damage to property arising in connection with the Equipment or Services to the relevant Insurance Value nominated by the Generator in the Schedule. The Customer shall arrange for the interest of the Generator to be noted on each policy of insurance entered under this clause 8.1.8 as loss payee and, in the event that this Agreement is assigned to a third party financier and/or security is granted over the Equipment in accordance with clause 17.1, the Customer shall arrange for the interest of the assignee (including any financier) to be noted on the policy of insurance as both an indemnified party and sole loss payee;
8.1.9 produce to the Generator on demand the policy or policies of insurance required to be taken out under clause 8.1.8, together with evidence of payment of the premiums. If the Customer fails to do so, the Generator may (but is under no obligation to do so) pay the relevant premium or effect the insurance required and the Customer shall reimburse the Generator on demand the cost of doing so; and
8.1.10 give the Generator, on request, information concerning its financial position.

9. CUSTOMER MINIMUM PAYMENTS OBLIGATION

9.1 The Customer acknowledges that the Generator may use a financier to finance the cost of its design, supply and installation of the Equipment and that the Minimum Payment due and payable by the Customer during the Minimum Payment Period goes towards meeting such financing costs.

9.2 Subject to clause 9.3, at all times during the Minimum Payment Period (and for the avoidance of doubt, notwithstanding any breach of this Agreement by the Generator or the Customer, dispute (or finding in relation to a dispute), the repossession, loss, damage, loss or right to use or non-performance of the Equipment or Services), the Customer shall be absolutely and unconditionally obligated to pay the Minimum Payments in accordance with this Agreement and without any deduction, set off, counterclaim or withholding for any reason for the full duration of the Minimum Payment Period. For the avoidance of doubt, clause 13.1 shall apply where this Agreement is terminated during the Minimum Payment Period.

9.3 Upon the Customer paying the Termination Payment in accordance with clause 13.1, the Customer is released from its obligation to pay Minimum Payments under clause 9.2.

10. CHARGES

10.1 The Customer shall be obliged to take and pay for all the Energy provided by the Generator and pay all Charges set out in this clause 10.

10.2 If in the billing period the Customer prevents the Generator from producing Energy due to the Customer failing to meet its obligations under this Agreement (including, but not limited to, a failure of the Customer to pay its natural gas or LPG bills or a failure of the Customer to ensure that the building services systems to which the Equipment is connected on Site are appropriately maintained, including but not limited to maintaining the water quality to a level defined by the Generator), then the Generator shall be entitled to charge an amount based on the average invoiced Energy provided for the equivalent hours (during which the Generator was prevented from producing Energy) over the most recently ended preceding two-month period ('**Estimated Energy**').

10.3 Subject to clause 10.4, if during the twelve months immediately preceding the start of the relevant billing period the Customer has taken less Electricity and/or Heat than the applicable Contracted Load less the Permissible Long Term Reduction (the difference in each case being referred to as the '**Shortfall**') the Customer shall pay a Charge for Failure to meet Contracted Load in respect of the Shortfall in Electricity and/or Shortfall in Heat (as applicable).

10.4 The Customer shall only be liable under clause 10.3 to pay a Charge for Failure to Meet Contracted Load where the Shortfall in Electricity and/or Heat (as applicable) is a direct result of those circumstances deemed to be Matters Within the Customer's Control as defined in the Schedule.

10.5 After the Commissioning Date, the Generator will produce monthly invoices in arrears which set out the Charges and any interest (if applicable) for the relevant monthly billing period. These will normally be sent to the Customer within 20 days of each month end.

10.6 Subject to clause 10.7, the Customer will be invoiced for and shall pay the Generator on a monthly basis, an amount ('Monthly Charge') equal to the greater of:
10.6.1the Minimum Payment; and
10.6.2Charges for that month, being as follows:
(i) the Charge for Energy, plus;
(ii) any Charge for Estimated Energy due under clause 10.2, plus;
(iii) any Charge for Failure to meet Contract Load due under clause 10.3, plus;
(iv) the Charge for Avoided Carbon Taxes , plus;

(v) the Charge for Avoided Distribution Charges, plus;
(vi) the Charge for Avoided CCL Charges, plus;
(vii) the Charge for Avoided Renewable Obligation Charges, plus;
(viii) the Charge for Avoided Transmission Charges, plus;
(ix) the Charge for Variable Charges levied by the Customer's electricity or gas supplier that is directly related to the variable kWh consumption of either electricity or gas, plus;
(x) any Charge for Change in Law Efficiency Charges, plus;
(xi) any Call Out Charges for which the Customer is liable for under clause 10.9, less;
(xii) the cost of natural gas or LPG (with reference to the Customer's most recent natural gas or LPG invoice) which Eurosite calculates to be consumed by the Equipment where applicable.

10.7 The Generator shall have the right to estimate the value of its invoice under clause 10.6 in the event that the Customer fails to provide the data set out in clause 8.1.6 or where the Metering cannot be read for whatever reason or where the Generator suspects the Metering to be faulty. If actual or missing data is presented within 12 months of the invoice due date any Charge based on estimated data which has been paid shall be reconciled by the Generator. Any additional Charges which would have been payable had the actual or missing data been known at the time shall be invoiced by the Generator in the next billing period following the reconciliation and shall be payable by the Customer in accordance with this Agreement. The Generator shall ensure that any overpayments made by the Customer as determined by the reconciliation shall reduce Charges to be invoiced in subsequent billing periods **provided at all times during the Minimum Payment Period, the Customer continues to pay the Minimum Payment and the Generator only makes deductions against Charges payable by the Customer which are over and above the Minimum Payment for that billing period.**

10.8 The Customer shall pay the Generator's invoices in full without set off (save in the case of any manifest error) by direct debit, or by an alternative method if agreed by the Generator in writing, within 7 days of the date of the Generator's invoice.

10.9 The Customer shall only be liable to pay a Call Out Charge if the Generator is called to or must attend Site to rectify a fault with the Equipment and such fault has been caused by the Customer's breach of this Agreement or the Generator's engineer is unable to gain entry to the Site having notified the Customer in advance of the planned time of attendance.

10.10 VAT will be charged on the Generator's invoice at applicable rates.

10.11 Where applicable the Generator shall produce self-billed invoices to cover the charges defined by clause 10.6.2(xii). The Generator agrees:
10.11.1 to issue self-billed invoices for all supplies made to them by the Customer until termination of this Agreement; and
10.11.2 to complete self-billed invoices showing the Customer's name, address and VAT registration number, as well as all other details that make up a full VAT invoice; and
10.11.3 to make a new and separate self-billing agreement in the event that their VAT registration number changes; and
10.11.4 to inform the supplier if the issue of self-billed invoices will be outsourced to a third party.
The Customer agrees:
10.11.5 to accept invoices raised by the Generator on its behalf until termination of this Agreement; and
10.11.6 not to raise sales invoices for the transactions covered by this Agreement; and
10.11.7 to notify the Generator immediately if it changes its VAT registration number, stops being VAT registered or sells the business (or part of the business).

10.12 If the Customer fails to pay any or all of an amount which is due and payable under this Agreement (an "**Overdue Amount**"), the Generator may charge, and the Customer must pay to the Generator, daily interest on the Overdue Amount at the rate of 3% per annum above Bank Rate, from the date the payment was due and payable until the date that the Generator receives such payment (plus the applicable interest) in full and cleared funds from the Customer.

10.13 During the Minimum Payment Period, if the Customer pays the Monthly Charge for a month but the Charges for the month would have been less than the Minimum for that month due to any of the following events:
(a) the Equipment is defective, or is unavailable for use due to repairs being carried out by the Generator; or
(b) a Service Failure by the Generator; or
(c) a temporary reduction in the Customer's requirement for Energy consumption at the Site, then the Generator, **subject always to clause 9.2 and without affecting the Customer's continuing obligation to pay the Minimum Payment each month during the Minimum Payment Period (which must paid in full and without set-off)**, will pay to the Customer, as agreed damages (in the case of Service Failure in the circumstances above), an amount equal to the amount by which the Charges for that month are less than the Minimum Payment (the "**Guaranteed Payment**"). The Generator will pay the Guaranteed Payment to the Customer within 15 days from the date of payment of the relevant Minimum Payment by the Customer. The Customer's right to require the Generator to pay the Guaranteed Payment or any sums due under clause 10.14 shall be the Customer's sole remedy in respect of the events set out in this clause 10.13 or 10.14 (as applicable) and shall be without prejudice to the Customer's right to terminate this Agreement in accordance with clause 12.

10.14 Without prejudice to clause 10.13, the Customer's sole right to proven damages against the Generator for any Service Failure which occurs in any month during the Minimum Payment Period (other than in the circumstances surrounding Service Failure as set out in clause 10.13(b)) shall be limited to the greater of (i) 20% of the Monthly Charges for that month and (ii) the Minimum Payment

11. METERING

11.1 The Generator shall ensure that the Metering is operated and maintained in accordance with Prudent Operating Practice.

11.2 Subject always to clause 9.2 and the Customer's obligation to pay Minimum Payments during the Minimum Payment Period, if there is a dispute between the parties in respect of the accuracy of the Metering either party may refer the matter to be determined by an expert appointed by the President of the Institute of Mechanical Engineers from time to time (or any replacement body), whose finding shall be deemed to be final and binding on the parties.

12. TERMINATION

12.1 Subject to clause 12.3, either party may immediately terminate this Agreement by giving written notice to that effect to the other party if the other party commits a breach of this Agreement which cannot be remedied or which can be remedied but fails to be remedied within 30 days of a written notice setting out the breach and requiring it to be remedied being given to the other party.

12.2 Either party may terminate this Agreement immediately by written notice to that effect to the other party if the other party becomes Insolvent.

12.3 Notwithstanding clause 12.1, the Generator may terminate this Agreement immediately by giving written notice to that effect to the Customer if (i) the Customer gives any notice under clause 22, (ii) where the Customer is a tenant of the Site, the Customer quits, surrender or forfeits any tenancy in respect of the Site, (iii) where the Customer was owner of the Site, it has ceased to be owner of the Site or has parted with possession of the Site; (iv) there is a change in actual use of the Site from that specified as the Use of Site in the Schedule; (v) the Customer fails to make any payment due to the Generator under this Agreement on or before the due date (and payment of the Over Due Amount (plus interest) is not received within 5 days of the due date); or (vi) if the Customer breaches clauses 8.1.3, or 8.1.4; or (vii) if there is a Change in Law which renders some or all of the activities of the Generator in connection with this Agreement illegal or unlawful; or (viii) there is a Change in Control of the Customer; or (ix) the Customer breaches the terms of any other agreement entered into between the Generator and the Customer from time to time or any agreement for the provision of financial accommodation (including any loan, hire or hire-purchase agreement or guarantee) between the Customer and any party;

12.4 The Generator may terminate this Agreement at any time by giving not less than 30 days' written notice to that effect to the Customer if works to install the Equipment have not commenced.

12.5 The Customer may terminate this Agreement at any time by giving not less than 30 days written notice to that effect to the Generator.

13. CONSEQUENCES OF TERMINATION

13.1 **Upon termination of this Agreement for whatsoever reason at any time during the Minimum Payment Period (and for the avoidance of doubt, notwithstanding any breach of this Agreement by the Generator or the Customer, any dispute, the repossession loss, damage, loss or right to use or non-performance of the Equipment or Services), the Customer shall immediately be absolutely and unconditionally obligated to pay the Generator the Termination Payment without any set off or withholding for any reason.**

13.2 Subject to clause 13.1, if the Generator terminates this Agreement after the Minimum Payment Period has expired pursuant to clauses 12.1, 12.2, or 12.3, the Customer shall immediately pay to the Generator the Termination Payment.

13.3 Subject to clause 13.1, if the Customer terminates this Agreement after the Minimum Payment Period has expired pursuant to clauses 12.1 or 12.2 or the Generator terminates this Agreement under clause 12.4, the Customer shall not be obliged to pay the Generator the Termination Payment.

13.4 Subject to clause 13.1, if the Customer terminates this Agreement after the Minimum Payment Period has expired pursuant to clause 12.5, the Customer shall immediately pay to the Generator the Termination Payment.

13.5 Subject to clause 13.6, following termination or expiry of the Agreement:

13.5.1 the Generator shall be under no obligation to continue to generate Energy at the Site or to remove the Equipment from the Site (although it (or its assignee or any financier) may remove the Equipment from the Site at any time);

13.5.2 the following provisions shall continue in force until such time as all obligations of the Generator and Customer has been fully discharged as a result of terminating this Agreement: clauses 5, 6, 7.4, 8, 9, 10,12, 12, 13, 14, 15, 16, 17, 18 to 28 together with any other provisions which expressly or impliedly continue to have effect after expiry or termination of this Agreement; and all other rights and obligations shall immediately cease without prejudice to any rights, obligations, claims (including without limitation claims for damages for breach) and liabilities which have accrued prior to the expiry or termination of the Agreement;

13.5.3 each party shall cease to use the Confidential Information of the other party other than in enforcement of the rights and obligations under this Agreement and clause 21 shall continue to apply to any retained confidential information and records;

13.5.4 save where clause 13.6 applies, the Customer shall return the Equipment and Infrastructure to the Generator in good and substantial repair and condition (fair wear and tear excepted).

13.5.5 save where clause 13.6 applies, the Customer's right to use the Equipment and Infrastructure shall terminate and the Customer agrees that the Generator (or its assignee including any financier) may be entitled to repossess the Equipment and Infrastructure from the Site and grants the Generator an irrevocable licence to do so.

13.6 If the Agreement is terminated by the Customer pursuant to clauses 12.1 or 12.2, then following receipt of the Termination Payment by the Generator in cleared funds:

13.6.1 the Customer shall not be required to return the Equipment and Infrastructure to the Generator;

13.6.2 the Generator (or its assignee including any financier) shall not be entitled to remove the Equipment from the Site; and

13.6.3 the Generator shall transfer title to the Equipment to the Customer. Such transfer shall be on an "as is where is" basis and (to the full extent permitted by law) without representation or warranty (express or implied).

14. LOSS OR DAMAGE TO THE EQUIPMENT

14.1 The Customer must notify the Generator as soon as possible if any Equipment is lost, stolen, destroyed, confiscated or damaged by any person.

14.2 If any of the things in clause 14.1 occur regardless of the cause (other than damage which the Generator determines can be repaired under clause 14.3 or damage solely caused by the Generator), the Customer must on demand pay to the Generator the Termination Payment, upon receipt of which by the Generator, this Agreement will terminate.

14.3 If the Generator determines (in its sole discretion) that the Equipment has been damaged by any person (other than damage caused solely by the Generator) and can be replaced or repaired practically and economically, it will invoice the Customer for the cost of repair or replacement and the Customer shall pay such amount within 30 days of the date of the invoice.

14.4 Where the Customer has not complied with clauses 14.2 or 14.3, in addition to the Generator's right to termination under clause 12:
14.4.1 the Generator is entitled to receive all amounts which are payable by an insurer or other person as a result of an event in clause 14.1 occurring. If the Customer receives those amounts, it holds them on trust for the Generator; and
14.4.2 where the (i) cost incurred by the Generator for the repair or replacement of Equipment under clause 14.3 or (ii) the amount of the Termination Payment then due to the Generator, is or will be in excess of any amounts received by, or held on trust for, the Generator pursuant to clause 14.4.1, the Customer must pay that difference to the Generator upon demand by the Generator.

14.5 If the Customer has fully complied with its obligations in accordance with the terms of clause 14.2 or 14.3 (as appropriate), and the Generator subsequently receives any insurance proceeds as a result of the occurrence of any event specified in clause 14.1, the Generator shall pay such relevant sum to the Customer as soon as reasonably practicable.

15. INDEMNITIES

15.1 Without prejudice to any other right the Generator has under this Agreement, the Customer indemnifies the Generator and its assignees (including any financier) and must compensate the Generator and its assignees (including any financier) upon demand (and without any set-off, deduction or withholding) for any loss the Generator suffers and all costs (including legal costs on a full indemnity basis), charges, taxes, penalties, levies, claims, liabilities and expenses the Generator incurs as a direct or indirect result of:
15.1.1 taking any enforcement, recovery or preservation action against the Customer, repossessing, or attempting to repossess, the Equipment;
15.1.2 the Customer's act or omission, or any failure by the Customer to comply with any obligation under this Agreement;
15.1.3 the ownership or use of the Equipment; or
15.1.4 any third party claims (including for death, personal injury, property damage and environmental claims) in connection with the Equipment, the Services or this Agreement.

Each indemnity is a continuing obligation, separate and independent from the Customer's other obligations. Each indemnity continues after this Agreement ends or is terminated and it is not necessary for the Generator to incur any expense or cost or make a payment before it enforces a right of indemnity.

16. LIMITATION OF LIABILITY

16.1 Nothing in this Agreement limits or excludes the liability (if any) of either party to the other:
16.1.1 for personal injury or death caused by its negligence;
16.1.2 for fraud or fraudulent misrepresentation;
16.1.3 for any matter for which it would be illegal to exclude or limit or to attempt to exclude or limit its liability.

16.2 Neither party shall have any liability to the other in each case for any direct or indirect loss of profit; loss of revenue, loss of production or loss of business; loss of goodwill, loss of reputation or loss of opportunity; loss of anticipated saving or loss of margin or increased or wasted overhead costs; or liability of the other party to third parties (other than under clause 15); consequential or special loss, arising out of or in connection with this Agreement, whether in contract, tort, misrepresentation, under statute or otherwise, howsoever caused including by negligence and/or arising from a breach of, or a failure to perform, or defect or delay in performance of, that party's obligations under this Agreement subject always to clause 16.1.

16.3 Subject always to clause 16.1, the parties exclude all express or implied terms, conditions and warranties other than those set out in this Agreement.

16.4 Subject to clause 16.1 and 16.2 ,to the full extent permitted by law, the Generator's maximum aggregate liability at any point in time arising out of or in connection with this Agreement (including in the case of loss or damage to physical property), whether in contract, tort, misrepresentation, under statute or otherwise, howsoever caused including by negligence or wilful default and/or arising from a breach of, or a failure to perform, or defect or delay in performance of, any of the Generator's obligations under the Agreement which arise from acts, omissions or circumstances which occur in any one contract year shall be limited to the greater of £60,000 (sixty thousand pounds) or 120% of the Monthly Charges paid in respect of the most recently invoiced 12 month period during the Term of this Agreement.

17. ASSIGNMENT AND SUB-CONTRACTING

17.1 The Generator shall be entitled to assign, transfer, charge, hold on trust for any person (including a financier), sub-contract and deal in any other manner with any of its rights and/or obligations under this Agreement to or for any third party (including a financier), in each case without the Customer's consent and accordingly any reference to the Generator herein shall mean and include any such assignee or transferee (including any financier).

17.2 The Customer shall not be entitled to assign, transfer, charge, hold on trust for any person, sub-contract and deal in any other manner with any of its rights and/or obligations under this Agreement to or for any third party without the consent of the Generator.

17.3 If the Generator assigns any of its rights under this Agreement or in connection with the Equipment, any amounts payable by the Customer under this Agreement to such assignee must continue to be paid without set-off, counterclaim or deduction.

17.4 In the event that the Generator proposes to finance the Equipment and any third party financier requires a direct agreement to be entered into between the parties, the Customer agrees to enter into such a direct agreement with a funder on terms substantially similar to this Agreement.

18. NOTICES

Any notice to be given by either party shall be in writing shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid registered post to the addresses or by email to a recognised and active email address.

19. CHANGE IN LAW

19.1 If a Change in Law occurs that results in the Customer enjoying increased avoided costs as a result of using the Equipment provided by the Generator the Generator shall be entitled to share in this increase by charging the Customer 50% of the total value obtained (**'Charge for Change in Law Efficiency Charge'**). This charge will be levied in accordance with clause 10.6(x).

19.2 Subject always to the Customer's obligation to pay the Minimum Payment during the Minimum Payment Period, if a Change in Law occurs that results in a reduction in the revenue enjoyed by the Generator then the Generator shall not be able to charge the Customer for loss of income or profit.

20. REGISTRATION AND NOTIFICATION OF DISPOSITION OF SITE

20.1 Where the Customer is the freehold owner of the Site, the Customer agrees to the Generator making an application to the Land Registrar for a restriction to be entered on the relevant title at Land Registry in the form set out below:

"No disposition of the registered estate by the proprietor of the registered estate, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a certificate signed by EuroSite Power Limited (or its assignee) or their conveyancer that the provisions of an agreement dated [TBC] made between (1) EuroSite Power Limited; and (2) [ ] have been complied with."

20.3 Where the Customer is a leaseholder or tenant of the Site or a there is a mortgagee and/or chargee of the Site, the Customer must obtain consent from the freehold owner and/or mortgagee and/or chargee (as applicable) of the Site for the Generator to make an application to the Land Registrar for the applicable restriction to be entered on the relevant title at Land Registry in the form set out below:

"No disposition of the registered estate by the proprietor of the registered estate, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a certificate signed by EuroSite Power Limited (or its assignee) or their conveyancer that the provisions of an (i) agreement dated [TBC] made between EuroSite Power Limited and [*], (ii) [a landlord waiver dated [*] made by [insert landlord] in favour of EuroSite Power Limited (its assigns including any financier);] and (iii) [a mortgagee waiver dated [*] made by [insert mortgagee or charger] in favour of EuroSite Power Limited and its assigns including any financier], each have been complied with."

20.4 The Customer must, as soon as it becomes aware, inform the Generator in writing if the freehold owner of the Site proposes to sell or otherwise transfer its interest in the Site.

21. CONFIDENTIALITY

21.1 Each party shall treat the Confidential Information disclosed to it by or on behalf of the other party as confidential and shall not disclose such Confidential Information without the prior written consent of the other party, save that consent shall not be required for any disclosure:

21.1.1 to directors, employees, affiliates of a party or to persons professionally engaged by a party or to any bank, other financial institution, rating agency or other person to the extent required in relation to the financing of a party's business activities, provided that they in turn are required by that party to treat the Confidential Information as confidential in favour of the other party on terms substantially the same as those set out in this clause;

21.1.2 to the extent required by any government department or agency or competent authority having jurisdiction over that party or to the extent required by any applicable law, judicial process or the rules and regulations of any recognised stock exchange; and

21.1.3 to the extent that the Confidential Information is in or lawfully comes into the public domain other than by breach of this clause 21.

22. NO SURRENDER, FORFEITURE OR SALE OF SITE

22.1 If the Customer is the owner of the Site, the Customer agrees not to sell or otherwise transfer any of its rights or interests in the Site or part with possession or grant any tenancy unless and until (i) this Agreement has been terminated and the Generator has received the applicable Termination Payment from the Customer or (ii) the Term of this Agreement has expired; or (iii) it has provided the Generator (including the Generator's assigns including any financier) with 180 days' prior written notice.

22.2 If the Customer has any tenancy in respect of the Site, the Customer agrees (i) not to quit or surrender that tenancy (or give notice to any person to do the same) unless and until (A) this Agreement has been terminated and the Generator has received the applicable Termination Payment from the Customer; (B) the Term of this Agreement has expired; or (C) it has provided the Generator (including the Generator's assigns, including any financier) with 180 days' prior written notice; (ii) to comply with the terms of that tenancy, and (iii) to notify the Generator (including its assigns and any financier) of any event giving or likely to give rise to a right of any landlord to forfeit that tenancy.

23. NO PARTNERSHIP

Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture or relationship of employer and employee or principal and agent between the Parties and no employee of one party shall be deemed to be or have become an employee of the other party.

24. VARIATION

This Agreement may not be varied except by an agreement in writing signed by the Parties.

25. NO WAIVER OR DEFENCE

25.1 No failure by either party to insist upon the strict performance of any term, covenant or condition of this Agreement, or to exercise any right or remedy upon breach of any provision of this Agreement and no acceptance of payment or performance during the continuation of any such breach, shall constitute a waiver of any term, covenant or condition contained herein or a waiver of any subsequent breach or default in the performance of any term, covenant or condition.

25.2 The rights of the Generator (or its assignee's, including any financier's rights or the rights of a holder of any security interest in this Agreement shall be free of all defences, setoffs or counterclaims which the Customer may be entitled to assert.

26. CIRCUMSTANCES BEYOND REASONABLE CONTROL

26.1 Subject to clause 26.3, the Generator shall not be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the time for performance shall be extended by a period equivalent to the period during which performance of the obligation has been delayed or failed to be performed.

26.2 Subject to clause 26.3, if the period of delay or non-performance continues for 6 months, the Customer may terminate this agreement by giving 30 days' written notice to the Generator.

26.3 For the avoidance of doubt and notwithstanding the Generator's delay in or failure to perform any of its obligations under this Agreement as a result of any circumstance described in clause 26.1, **at all times during the Minimum Payment Period, the Customer shall be absolutely and unconditionally obligated to pay the Minimum Payments in accordance with this Agreement and without any deduction, set off, counterclaim or withholding for any reason for the full duration of the Minimum Payment Period. For the avoidance of doubt, clause 13.1 shall apply where this Agreement is terminated under clause 26.2 during the Minimum Payment Period.**

27. ENTIRE AGREEMENT

This Agreement contains or expressly refers to the entire agreement between the Parties with respect to its subject matter and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous arrangements and understandings between the Parties with respect to its subject matter. Each party acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking by the other party which is not fully reflected in the terms of this Agreement. Nothing in this clause 26 shall operate to limit or exclude either party's liability for fraud.

28. RIGHTS OF THIRD PARTIES

28.1 A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

28.2 Any party may seek specific performance, interim or final injunctive relief or any other relief of similar nature or effect in any court of competent jurisdiction.

29. USE OF DATA

29.1 The Generator, its financier and/or assignees may make searches about the Customer at credit reference agencies who will supply them with supply credit information, as well as information from the Electoral Register. The agencies will record details of the search and whether or not this Agreement is entered. The Generator, its financier and/or assignees may use credit-scoring methods to assess the Customer and to verify the Customer's identity. Credit searches and other information which is provided to the Generator, its financier and/or assignees and its and their group companies, suppliers, and/or the credit reference agencies about the Customer and those with whom the Customer is linked financially, may be used by the Generator, its financier and/or assignees and other companies, including third parties and the Generator's suppliers, if credit decisions are made about the Customer, or other members of the Customer's household. This information may also be used for debt tracing and the prevention of money laundering as well as the management of the Customer's account.

29.2 To prevent or detect fraud, or to assist in verifying the Customer's identity, the Generator, its financier and/or assignees may make searches of records of their group companies and at fraud prevention agencies who will supply them with information. The Generator, its financier and/or assignees may also pass information to financial and other organisations involved in fraud prevention to protect the Generator, its financier and/or assignees and its and their customers from theft and fraud. If the Customer gives the Generator, its financier and/or assignees false or inaccurate information and it suspects fraud, the Generator, its financier and/or assignees will record this. Law enforcement agencies may access and use this information. The Generator, its financier and/or assignees, members of their group, and other companies, including third parties and their suppliers, may use this information if decisions are made about the Customer or others at the Customers address(es) on credit or credit-related services or motor, household, credit, life or other insurance facilities. It may also be used for tracing and claims assessment. In addition, the Generator, its financier and/or assignees may use, process or disclose the Customer's personal data in order to carry out procedures relating to the detection and prevention of other forms of financial crime (including, without limitation, breach of any applicable law or regulation relating to anti-money laundering, anti-bribery and corruption, the financing of terrorism or economic sanctions) and may, for the avoidance of doubt, provide such information to law enforcement agencies.

29.3 Before entering into this Agreement the Generator, its financier and/or assignee may search records at credit reference agencies, which may be linked to the Customer's spouse/partner, or other persons with whom the Customer is linked financially. For the purposes of this application the Customer may be treated as financially linked and the Customer will be assessed with reference to "associated records".

29.4 Where the Customer borrows or may borrow from the Generator, its financier and/or assignees, details of the Customer's account and how the Customer manages it may be provided to credit reference agencies. If the Customer borrows and does not repay in full and on time, the Generator, its financier and/or assignees may tell credit reference agencies who will record the outstanding debt. These records will be shared with other organisations and may be used and searched by the Generator, its financier and/or assignees and them to:
29.4.1 consider applications for credit and credit related services, for the Customer and any associated person; and
29.4.2 trace debtors, recover debts, prevent or detect money laundering and fraud and to manage the Customer's accounts.

29.5 If the Generator transfers any of its rights and duties under the agreement to any person or company, the Generator will pass relevant information about the Customer to them. The Generator may also pass information about the Customer or this Agreement to any (or any potential) success or assignee or transferee.

29.6 If the Customer writes to the Generator and pays a fee the Customer has a right of access to the Customer's information held by the Generator. Write to the Generator at Eurosite Power Limited, Sky View, Argosy Road, Castle Donington, Derby DE74 2SA.

29.7 The Customer has the right of access to the Customer's personal records held by credit and fraud agencies on payment of a fee. If the Customer asks, the Generator will tell the Customer the name and address of the credit reference and fraud prevention agencies it uses.

29.8 The data that the Generator, its financier and/or assignee collects from the Customer may be transferred to, and stored at, a destination outside the European Economic Area ("EEA"). It may also be processed by staff operating outside the EEA who work for the Generator, its financier and/or assignee or for one of their suppliers. Such staff may be engaged in, among other things, the processing of the Customer's payment details and the provision of support services. The Generator will take all steps reasonably necessary to ensure that the Customer's data is treated securely and in accordance with this privacy policy.

29.9 The transmission of information via the internet is not completely secure. Although the Generator will do its best to protect the Customer's personal data, it cannot guarantee the security of the Customer's data transmitted via the internet; any transmission is at the Customer's own risk. Once the Generator has received the Customer's information, the Generator will use strict procedures and security features to try to prevent unauthorised access.

30. GOVERNING LAW AND JURISDICTION

This Agreement and any non-contractual obligations arising out of or in connection with it will be governed by the Laws of England and Wales and each party agrees that the Courts of England have exclusive jurisdiction to determine any dispute arising out of or in connection with this Agreement, including in relation to any non-contractual obligations.

PART B: 5 year term with 2 options to renew for 5 years

On-Site Utility Terms and Conditions

1. FORMATION OF AGREEMENTS

The execution of an On-Site Utility Schedule by the Generator and the Customer shall result in the formation of an **On-Site Utility Agreement,** hereafter called the **Agreement** for the provision of the Equipment and Service at the Site. The Agreement will incorporate both the On-Site Utility Schedule ('**Schedule**') and these On-Site Utility Terms and Conditions.

2. DEFINITIONS AND INTERPRETATION

2.1 Defined terms used in the Schedule shall have the same meaning when used in this Agreement.

2.2 In this Agreement:

"Avoided Carbon Taxes" shall mean any avoided taxes, levies or other regulatory enforced charges that would have been due had the Generator's Equipment not been installed and operating on the Site, calculated by the Generator using the rate which appears on the Customer's energy supplier invoice and/or published by the UK or Scottish Governments, Northern Irish or Welsh Assemblies and applying that rate to the Energy Generated or Gas Displaced (as applicable).

"Avoided CLL Charges" means the 'Climate Change Levy' that would otherwise have been made on the supply of electricity or gas to the Site, calculated by using the rate which is published by HMRC for the relevant billing period.

"Avoided Distribution Charges" shall mean any avoided 'Distribution Use of System Charges', 'Distribution Losses', 'BSUoS Charges', 'Hydro Benefit Charges', 'BSC Charges' (each which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges in connection with the distribution network that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Renewable Obligation Charges" means the 'Renewable Obligation Charges' and/or 'Feed-in Tariff Charges' (which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Transmission Charges" means 'Transmission Network Use of System Charges', or 'TRIAD' Charges (which appear on the Customer's energy supplier invoice (including equivalent charges)) or other charges in connection with the transmission network that would have been due had the Generator's Equipment not been installed and operating on Site.

"Avoided Variable Charges" means any charge that is billed for by the Customer's electricity and/or gas supplier on a per kilowatt hour (kWh) basis and which appear on the Customer's electricity and/or gas supplier invoice (as applicable) that would have been due had the Generator's Equipment not been installed and operating on Site.

"Bank Rate" means the base rate from time to time published by the Bank of England (or any successor or replacement body, association, entity or organisation from time to time) and if that rate is less than zero, Bank Rate shall be deemed to be zero;

"Call Out Charge" £150.00 plus the Generator's engineers mileage at 45 pence per mile, together with the engineers rate per hour (notified to the Customer by the Generator from time to time) in respect of time spent rectifying the fault and any and all other costs incurred by the Generator in rectifying the faults, including the cost of any necessary parts.

"Charges" means all amounts payable by the Customer under clause 10.6.

"Charge for Change in Law Efficiency Charges" has the meaning given to the term in clause 19.1.

"Change in Law" the coming into effect of a new law, regulation or rule or change in law, regulation or rule or a fundamental change in the judicial interpretation of laws, regulations or rules after the Commencement Date.

"Change in Control" there is a change in the funding arrangements or business management or financial condition of the Customer that would in the opinion of the Generator be reasonably likely to have a material adverse effect on the Customer's ability to perform its obligations under this Agreement or a competitor of the Generator has the ability to influence or control the business management of the Customer.

"Customer" means the customer identified in the Schedule.

"Customer Conditions" means the Customer's obligation to obtain consents, documents or any other requirements as described in the Schedule.

"Commencement Date" means the date the parties sign this Agreement.

"Commissioning Date" shall mean the date of the Start-up Letter which is issued by the Generator to the Customer.

"Electricity" means electricity generated by the Equipment.

"Estimated Energy" has the meaning given to the term in clause 10.2.

"Encumbrance" means any interest in, right or any form of security over property, including, but not limited to: (i) any mortgage, pledge, lien or charge; or (ii) any other security or preferential interest or arrangement of any kind with any creditor to have its claim satisfied in priority to other creditors.

"Energy" means Electricity and/or Heat.

"Energy Generated" means the Energy generated by the Equipment.

"Equipment" means, for this Agreement, the equipment listed in the Schedule including all licences, associated documents, manuals, installation certificates, maintenance records, spare parts, components and accessories and includes any replacement equipment, spare parts or components.

"Generator Conditions" means the Generator's obligation to obtain consents, documents or any other requirements as described in the Schedule.

"First Extended Term" shall have the meaning given to it in clause 4.2.

"Gas Displaced" means the gas that would have been used by the Customer to generate the same quantity of heat had the Equipment not been installed and operating on the Site.

"Heat" means heat generated by the Equipment.

"Insolvent" – a party is Insolvent where it:

(a)gives notice under section 84 Insolvency Act 1986 of, or proposes, or passes a resolution for, its winding up or in the case of a limited liability partnership, proposes or determines that it will be wound up, save for the purpose of a solvent reconstruction or amalgamation;

(b)has a winding-up order or notice of striking off made in respect of it;

(c)has an administration order or an application for an administration order made in respect of it; or has a notice

of appointment of an administrator (or like officer) or a notice of intention to appoint an administrator (or like officer) filed in respect of it at any court;
(d)proposes, makes or is subject to a company voluntary arrangement; or a composition with its creditors generally; or an application to a court of competent jurisdiction for protection from its creditors generally; or a scheme of arrangement under Part 26 Companies Act 2006 (save for the purpose of a solvent reconstruction or amalgamation); or tries to arrange any payment scheme with its creditors;
(e)has a receiver, a provisional liquidator or like officer appointed over any of its assets, undertaking or income;
(f) ceases to trade;
(g)suffers any diligence, distress, execution or other legal process to be done or levied against its assets or any part thereof;
(h) it suffers the appointment of a judicial factor;
(i) is the subject of anything analogous to the foregoing under the laws of any applicable jurisdiction.
"Infrastructure" means items of equipment and other apparatus installed by the Generator such as any required heat exchangers, pumps, valves, strainers, control equipment, actuators, temperature sensors, flow meters, current transformers, gas meters, fans, silencers, containers, dry air coolers, louvres, dampers actuators, relays, electrical switchgear, G59 relays, modems, pipework, ductwork, electrical cables, conduit, tray trunking, supports, ancillary equipment or accessories which are necessary to enable the Generator and its Equipment to provide the Service at the Site.
"Interest" means the interest payable on Overdue Amounts in accordance with clause 10.12.
"LPG" means liquefied petroleum gas.
"Landlord's Waiver" means a landlord's waiver duly executed by the landlord of the Site in a form acceptable to the Generator.
"Metering" means the metering plant and apparatus used to measure the amount of Energy delivered to the Customer.
"Monthly Charge" shall have the meaning given to the term in clause 10.6.
"Operational Year" shall mean each 12 month period starting on the Commissioning Date or the anniversary thereof.
"Mortgagee's Waiver" means a mortgagee's waiver duly executed by any mortgagee that has been granted security over the Site in a form acceptable to the Generator.
"Overdue Amount" shall have the meaning given to the term in clause 10.12.
"Prudent Operating Practice" shall mean practices, methods and procedures which are or should be adopted at the relevant time by a person exercising in the general conduct of its undertaking that degree of judgment, skill, diligence, prudence and foresight which would ordinarily and reasonably be expected from a skilled and experienced operator engaged in the business of developing and operating generating plant (of the same or similar type as that installed at the Site) lawfully and in accordance with the capability of such plant and under the same or similar circumstances and conditions;
"Service" shall mean the generation and provision of Energy at the Site together with any other services and obligations of the Generator under this Agreement.
"Service Failure" means the Generator fails to provide the Services in accordance with the terms of the Agreement or otherwise breaches any of its obligations under the Agreement.
"Start-up Letter" means a letter from the Generator to the Customer which has been dated and signed by the Generator and the Customer confirming that the Equipment has been commissioned.
"Term" has the meaning given in clause 4.

2.3 Unless the context otherwise requires, references to a "person" in this Agreement include any individual, body corporate, association, partnership, firm, trust, organisation, joint venture, government, local or municipal authority or any other entity, in each case whether or not having separate legal personality.

2.4 References to any statute or statutory provision in this Agreement shall include any subordinate legislation made under it and shall be construed as references to such statute, statutory provision and/or subordinate legislation as modified, amended, extended, consolidated, re-enacted and/or replaced and in force from time to time.

2.5 In this Agreement, any words following the words "include", "includes", "including", in particular or any similar words or expressions shall be construed without limitation.

3. COMMENCEMENT, CONDITIONS AND WARRANTIES

3.1 This Agreement commences on the Commencement Date.

3.2 After the Commencement Date, the Generator shall be free to start and complete the installation works at any time.

3.3 Subject to clause 3.4, if all Generator Conditions have been satisfied by the Long Stop Date but the Customer fails to satisfy the Customer Conditions by the Long Stop Date, the Generator has the right to terminate this Agreement and the Customer shall, on demand, reimburse the Generator for any costs and expenses incurred by the Generator up to and including the date of termination. If the Generator fails to satisfy the Generator Conditions by the Long Stop Date, the Customer shall not be entitled to claim for any costs and expenses or any other loss.

3.4 Where the Generator has decided to seek planning consent, building regulation approval or other such consents before the Agreement commences then the Generator shall not be entitled to claim for any costs and expenses incurred by the Generator up to and including the date of termination pursuant to clause 3.4.

3.5 Each party warrants that is has the power to enter into, perform and comply with all its obligations under this Agreement and that its entry into performance of or compliance with its obligations herewith does not and will not violate any law or its constitution or enabling documents.

4. TERM

4.1 The term of this Agreement (**'Term'**) will start on the Commissioning Date and shall expire on completion of the Minimum Term unless extended under clauses 4.2, 4.3 or 4.5 or terminated in accordance with the terms of this Agreement.

4.2 If during the Minimum Term the Generator generates and delivers to the Customer at least 50% of the Contracted Load in each of the Operational Years during the Minimum Term, the Term of the Agreement shall automatically (without any other action of the parties) be extended for a further five (5) Operational Years (**'First Extended Term'**).

4.3 If during the First Extended Term the Generator generates and delivers to the Customer at least 50% of

the Contracted Load in each of the Operational Years during the First Extended Term, the Term of the Agreement shall automatically (without any other action of the parties) be extended for an additional five (5) Operational Years and shall expire on completion of the Maximum Term.

4.4 If the Term of this Agreement is not automatically extended under clause 4.2 or 4.3, upon expiry of the Minimum Term or First Extended Term (as applicable), the Customer shall not be obliged to pay a Termination Payment.

4.5 With mutual agreement the parties may extend the Maximum Term of this Agreement on two occasions, in each case for five years.

5. LICENCE, ACKNOWLEDGEMENT AND AGREEMENT

5.1 The Customer grants to the Generator (and the Generator's assigns including any financier which holds security over the Equipment and/or this Agreement at any time) all of the following rights, licences, acknowledgements and agreements:

5.1.1 the exclusive right and licence to occupy those parts of the Site where the Equipment is to be, or is, installed; the right at any time to enter the Site in order to maintain, inspect, repair, alter, replace, upgrade, clean and remove any part or the whole of the Equipment; the right to vary the position of the Equipment within or upon the site; the right to use the means of access to the Site and, to the extent necessary, through any neighbouring land (owned or leased by the relevant person granting the right and licence) in order to exercise any rights under this Agreement or any security granted by the Generator in favour of any financier and to comply with the obligations under this Agreement;

5.1.2 the right and licence to connect into, use and alter the existing mains water, heating and hot water pipework, ductwork, risers, conduits, gas pipes and existing electrical installation; and

5.1.3 the right and licence of protection and security for any Equipment installed within the Site; and

5.1.4 – an express acknowledgement and agreement that (i) the Generator (or its assigns including a financier) owns the Equipment at all times notwithstanding that the Equipment may be situated on the Site, (ii) the Equipment is removable from the Site and does not form part of the Site; and (iii) the Generator (or its assigns including a financier) shall, at all times, have the right to remove the Equipment from the Site and are, and have been, granted all rights required for them to enter the Site to remove the Equipment at any time.

5.2 The Customer shall procure the grant by any landholder or owner of the Site (if the Customer is a tenant) or mortgagee or chargee of the Site, to the Generator (and the Generator's assigns including any financier which holds security over the Equipment and/or this Agreement at any time) a Landlord's Waiver and/or a Mortgagee's Waiver (as applicable) in a form acceptable to the Generator.

6. OWNERSHIP OF EQUIPMENT

6.1 The Equipment and Infrastructure shall remain the property of the Generator (or its assignee or financier (as applicable)) at all times.

6.2 The Customer must protect the interests of the Generator (or its assignee or financier) in the Equipment, the Infrastructure and this Agreement, and must not do anything inconsistent with those interests, including attempting to sell or dispose, grant any interest or Encumbrance over, part possession with, or placing any plates, stickers or marks on, the Equipment, the Infrastructure or this Agreement.

6.3 The Generator may, without the Customer's consent, transfer the Equipment and Infrastructure or assign its interest in this Agreement, and may grant an Encumbrance over the Equipment, Infrastructure and/or this Agreement, to any third party (including any financier of the Generator).

6.4 The Customer may not transfer or assign any right, obligation or interest under this Agreement without the prior express written consent of the Generator.

7. EQUIPMENT, INFRASTRUCTURE & GENERATOR OBLIGATIONS

7.1 The Generator shall at its cost:

7.1.1 after the Commencement Date, supply and install (including any offloading and positioning of the Equipment plus any builders work or making good required to complete the installation) the Equipment and any Infrastructure at the Site during the process of first installing the Equipment at the Site; and

7.1.2 on and from the Commencement Date, have and maintain throughout the Term of this Agreement third party liability insurance to the value of at least £5,000,000 (five million pounds); and

7.1.3 on and from the Commencement Date until the Commissioning Date, cause as little nuisance or disturbance as reasonably possible to the Customer or to the owners or occupiers on the Site and neighbouring sites during the course of installing the Equipment.

7.2 Following successful completion of the relevant commissioning tests and prior to commissioning the Equipment and issuing the Start Up Letter, the Generator shall procure, if relevant, the issue of a G59 certificate by the relevant distribution network operator confirming that the Equipment has successfully been installed and completed.

7.3 The Generator shall from the Commissioning Date provide the Service.

7.4 If the Customer fails to make any payment due and payable to the Generator under this Agreement, the Generator shall be entitled to switch off the Equipment. **For the avoidance of doubt, even if the Equipment is switched off pursuant to this clause 7.4, during the Minimum Payment Period, the Customer is still obliged to pay the Minimum Payments in accordance with clause 9.2 or if the Agreement is terminated, the Termination Payment.**

7.5 All reports of defects in or malfunctions of the Equipment discovered by the Customer must be promptly notified to the Generator or to such other person as the Generator shall notify to the Customer in such a manner as the Generator may reasonably require from time to time.

7.6 The Generator shall be entitled to publicise itself as a supplier to the Customer and shall be entitled to use the Site to view and inspect the Equipment in accordance with Clause 5.

7.7 During the Term of this Agreement, the Generator shall maintain, or shall procure a third party to maintain, the Equipment in good and substantial repair (fair wear

and tear excepted) and shall repair or replace defective parts.

7.8 The Generator shall perform all its obligations under this Agreement in accordance with all statutory requirements applicable to the Generator.

7.9 After expiry of the Minimum Payment Period, at the Customer's request and expense and having been given reasonable notice the Generator shall co-operate with the Customer in the relocation of the Equipment to an alternative location at the Site provided that the Generator considers is suitable for the re-location of the Equipment.

8. CUSTOMER OBLIGATIONS (GENERAL)

8.1 The Customer shall:

8.1.1 maintain its connections to the natural gas or LPG (as applicable), electricity and water supplies, each at a capacity not less than that provided on the Commencement Date and maintain the use of its existing heat and hot water generating plant and equipment such that such plant and equipment is available to operate at all times;

8.1.2 ensure that the Generator is able to keep the Equipment connected to natural gas or LPG (as applicable), electricity and water supplies, heating and hot water pipes and internet connection at the Site and provide the Generator, free of charge, with access to all these utilities for its Equipment at the Site to enable the Generator to comply with its obligations under this Agreement;

8.1.3 not, nor allow any person (other than the Generator or its representative) to, interfere with, adjust, operate, maintain, repair, replace or remove any part of the Equipment or its associated Infrastructure;

8.1.4 not engage or permit any person (other than the Generator) to generate Energy at the Site using the same or similar equipment as the Equipment used by the Generator at the Site;

8.1.5 not sell, export or otherwise transfer the Energy off the Site;

8.1.6 provide, as soon as they are available, the Generator with access to, or copies of, the Customer's monthly utility bills, including in respect of the supply of natural gas or LPG (as applicable), electricity and water to the Site;

8.1.7 obtain, maintain and comply with all Customer Conditions while also not doing or omitting to do anything which prejudices the Generator's (or its assignee or financier's) ownership of, or interest (including security interest) in the Equipment and/or this Agreement or the enjoyment of the Generator's (or its assignee's including any financier's) rights under this Agreement;

8.1.8 obtain (at the Customer's own expense) and maintain throughout the Term of this Agreement an insurance(s) with a reputable insurer on an all risks basis, including, but not limited to, cover against all risks (including primary and non-contributory all risks) of physical loss or damage to or theft, destruction or confiscation of the Equipment and third party liability for bodily injury or damage to property arising in connection with the Equipment or Services to the relevant Insurance Value nominated by the Generator in the Schedule. The Customer shall arrange for the interest of the Generator to be noted on each policy of insurance entered under this clause 8.1.8 as loss payee and, in the event that this Agreement is assigned to a third party financier and/or security is granted over the Equipment in accordance with clause 17.1, the Customer shall arrange for the interest of the assignee (including any financier) to be noted on the policy of insurance as both an indemnified party and sole loss payee;

8.1.9 produce to the Generator on demand the policy or policies of insurance required to be taken out under clause 8.1.8, together with evidence of payment of the premiums. If the Customer fails to do so, the Generator may (but is under no obligation to do so) pay the relevant premium or effect the insurance required and the Customer shall reimburse the Generator on demand the cost of doing so; and

8.1.10 give the Generator, on request, information concerning its financial position.

9. CUSTOMER MINIMUM PAYMENTS OBLIGATION

9.1 The Customer acknowledges that the Generator may use a financier to finance the cost of its design, supply and installation of the Equipment and that the Minimum Payment due and payable by the Customer during the Minimum Payment Period goes towards meeting such financing costs.

9.2 Subject to clause 9.3, at all times during the Minimum Payment Period (and for the avoidance of doubt, notwithstanding any breach of this Agreement by the Generator or the Customer, dispute (or finding in relation to a dispute), the repossession, loss, damage, loss or right to use or non-performance of the Equipment or Services), the Customer shall be absolutely and unconditionally obligated to pay the Minimum Payments in accordance with this Agreement and without any deduction, set off, counterclaim or withholding for any reason for the full duration of the Minimum Payment Period. For the avoidance of doubt, clause 13.1 shall apply where this Agreement is terminated during the Minimum Payment Period.

9.3 Upon the Customer paying the Termination Payment in accordance with clause 13.1, the Customer is released from its obligation to pay Minimum Payments under clause 9.2.

10. CHARGES

10.1 The Customer shall be obliged to take and pay for all the Energy provided by the Generator and pay all Charges set out in this clause 10.

10.2 If in the billing period the Customer prevents the Generator from producing Energy due to the Customer failing to meet its obligations under this Agreement (including, but not limited to, a failure of the Customer to pay its natural gas or LPG bills or a failure of the Customer to ensure that the building services systems to which the Equipment is connected on Site are appropriately maintained, including but not limited to maintaining the water quality to a level defined by the Generator), then the Generator shall be entitled to charge an amount based on the average invoiced Energy provided for the equivalent hours (during which the Generator was prevented from producing Energy) over the most recently ended preceding two-month period ('**Estimated Energy**').

10.3 Subject to clause 10.4, if during the twelve months immediately preceding the start of the relevant billing period the Customer has taken less Electricity and/or Heat than the applicable Contracted Load less the Permissible Long Term Reduction (the difference in each case being referred to as the '**Shortfall**') the Customer shall pay a Charge for Failure to meet Contracted Load in respect of the Shortfall in Electricity and/or Shortfall in Heat (as applicable).

10.4 The Customer shall only be liable under clause 10.3 to pay a Charge for Failure to Meet Contracted Load where the Shortfall in Electricity and/or Heat (as applicable) is a direct result of those circumstances deemed to be Matters Within the Customer's Control as defined in the Schedule.

10.5 After the Commissioning Date, the Generator will produce monthly invoices in arrears which set out the Charges and any interest (if applicable) for the relevant monthly billing period. These will normally be sent to the Customer within 20 days of each month end.

10.6 Subject to clause 10.7, the Customer will be invoiced for and shall pay the Generator on a monthly basis, an amount ('**Monthly Charge**') equal to the greater of:
10.6.3the Minimum Payment; and
10.6.4Charges for that month, being as follows:
(i) the Charge for Energy, plus;
(ii) any Charge for Estimated Energy due under clause 10.2, plus;
(iii) any Charge for Failure to meet Contract Load due under clause 10.3, plus;
(iv) the Charge for Avoided Carbon Taxes , plus;
(v) the Charge for Avoided Distribution Charges, plus;
(vi) the Charge for Avoided CCL Charges, plus;
(vii) the Charge for Avoided Renewable Obligation Charges, plus;
(viii) the Charge for Avoided Transmission Charges, plus;
(ix) the Charge for Variable Charges levied by the Customer's electricity or gas supplier that is directly related to the variable kWh consumption of either electricity or gas, plus;
(x) any Charge for Change in Law Efficiency Charges, plus;
(xi) any Call Out Charges for which the Customer is liable for under clause 10.9, less;
(xii) the cost of natural gas or LPG (with reference to the Customer's most recent natural gas or LPG invoice) which Eurosite calculates to be consumed by the Equipment where applicable.

10.7 The Generator shall have the right to estimate the value of its invoice under clause 10.6 in the event that the Customer fails to provide the data set out in clause 8.1.6 or where the Metering cannot be read for whatever reason or where the Generator suspects the Metering to be faulty. If actual or missing data is presented within 12 months of the invoice due date any Charge based on estimated data which has been paid shall be reconciled by the Generator. Any additional Charges which would have been payable had the actual or missing data been known at the time shall be invoiced by the Generator in the next billing period following the reconciliation and shall be payable by the Customer in accordance with this Agreement. The Generator shall ensure that any overpayments made by the Customer as determined by the reconciliation shall reduce Charges to be invoiced in subsequent billing periods **provided at all times during the Minimum Payment Period, the Customer continues to pay the Minimum Payment and the Generator only makes deductions against Charges payable by the Customer which are over and above the Minimum Payment for that billing period.**

10.8 The Customer shall pay the Generator's invoices in full without set off (save in the case of any manifest error) by direct debit, or by an alternative method if agreed by the Generator in writing, within 7 days of the date of the Generator's invoice.

10.9 The Customer shall only be liable to pay a Call Out Charge if the Generator is called to or must attend Site to rectify a fault with the Equipment and such fault has been caused by the Customer's breach of this Agreement or the Generator's engineer is unable to gain entry to the Site having notified the Customer in advance of the planned time of attendance.

10.10 VAT will be charged on the Generator's invoice at applicable rates.

10.11 Where applicable the Generator shall produce self-billed invoices to cover the charges defined by clause 10.6.2(xii). The Generator agrees:
10.11.1 to issue self-billed invoices for all supplies made to them by the Customer until termination of this Agreement; and
10.11.2 to complete self-billed invoices showing the Customer's name, address and VAT registration number, as well as all other details that make up a full VAT invoice; and
10.11.3 to make a new and separate self-billing agreement in the event that their VAT registration number changes; and
10.11.4 to inform the supplier if the issue of self-billed invoices will be outsourced to a third party.
The Customer agrees:
10.11.5 to accept invoices raised by the Generator on its behalf until termination of this Agreement; and
10.11.6 not to raise sales invoices for the transactions covered by this Agreement; and
10.11.7 to notify the Generator immediately if it changes its VAT registration number, stops being VAT registered or sells the business (or part of the business).

10.12 If the Customer fails to pay any or all of an amount which is due and payable under this Agreement (an "**Overdue Amount**"), the Generator may charge, and the Customer must pay to the Generator, daily interest on the Overdue Amount at the rate of 3% per annum above Bank Rate, from the date the payment was due and payable until the date that the Generator receives such payment (plus the applicable interest) in full and cleared funds from the Customer.

10.13 During the Minimum Payment Period, if the Customer pays the Monthly Charge for a month but the Charges for the month would have been less than the Minimum for that month due to any of the following events:
(a) the Equipment is defective, or is unavailable for use due to repairs being carried out by the Generator; or
(b) a Service Failure by the Generator; or
(c) a temporary reduction in the Customer's requirement for Energy consumption at the Site, then the Generator, **subject always to clause 9.2 and without affecting the Customer's continuing obligation to pay the Minimum Payment each month during the Minimum Payment Period (which must paid in full and without set-off)**, will pay to the Customer, as agreed damages (in the case of Service Failure in the circumstances above), an amount equal to the amount by which the Charges for that month are less than the Minimum Payment (the "**Guaranteed Payment**"). The Generator will pay the Guaranteed Payment to the Customer within 15 days from the date of payment of the relevant Minimum Payment by the Customer. The Customer's right to require the Generator to pay the Guaranteed Payment or any sums due under clause 10.14 shall be the Customer's sole remedy in respect of the events set out in this clause 10.13 or 10.14 (as applicable) and shall be without prejudice to the Customer's right to terminate this Agreement in accordance with clause 12.

10.14 Without prejudice to clause 10.13, the Customer's sole right to proven damages against the Generator for

any Service Failure which occurs in any month during the Minimum Payment Period (other than in the circumstances surrounding Service Failure as set out in clause 10.13(b)) shall be limited to the greater of (i) 20% of the Monthly Charges for that month and (ii) the Minimum Payment.

11. METERING

11.1 The Generator shall ensure that the Metering is operated and maintained in accordance with Prudent Operating Practice.

11.2 Subject always to clause 9.2 and the Customer's obligation to pay Minimum Payments during the Minimum Payment Period, if there is a dispute between the parties in respect of the accuracy of the Metering either party may refer the matter to be determined by an expert appointed by the President of the Institute of Mechanical Engineers from time to time (or any replacement body), whose finding shall be deemed to be final and binding on the parties.

12. TERMINATION

12.1 Subject to clause 12.3, either party may immediately terminate this Agreement by giving written notice to that effect to the other party if the other party commits a breach of this Agreement which cannot be remedied or which can be remedied but fails to be remedied within 30 days of a written notice setting out the breach and requiring it to be remedied being given to the other party.

12.2 Either party may terminate this Agreement immediately by written notice to that effect to the other party if the other party becomes Insolvent.

12.3 Notwithstanding clause 12.1, the Generator may terminate this Agreement immediately by giving written notice to that effect to the Customer if (i) the Customer gives any notice under clause 22, (ii) where the Customer is a tenant of the Site, the Customer quits, surrender or forfeits any tenancy in respect of the Site, (iii) where the Customer was owner of the Site, it has ceased to be owner of the Site or has parted with possession of the Site; (iv) there is a change in actual use of the Site from that specified as the Use of Site in the Schedule; (v) the Customer fails to make any payment due to the Generator under this Agreement on or before the due date (and payment of the Over Due Amount (plus interest) is not received within 5 days of the due date); or (vi) if the Customer breaches clauses 8.1.3, or 8.1.4; or (vii) if there is a Change in Law which renders some or all of the activities of the Generator in connection with this Agreement illegal or unlawful; or (viii) there is a Change in Control of the Customer; or (ix) the Customer breaches the terms of any other agreement entered into between the Generator and the Customer from time to time [or any agreement for the provision of financial accommodation (including any loan, hire or hire-purchase agreement or guarantee) between the Customer and any party;

12.4 The Generator may terminate this Agreement at any time by giving not less than 30 days' written notice to that effect to the Customer if works to install the Equipment have not commenced.

12.5 The Customer may terminate this Agreement at any time by giving not less than 30 days written notice to that effect to the Generator.

13. CONSEQUENCES OF TERMINATION

13.1 **Upon termination of this Agreement for whatsoever reason at any time during the Minimum Payment Period (and for the avoidance of doubt, notwithstanding any breach of this Agreement by the Generator or the Customer, any dispute, the repossession loss, damage, loss or right to use or non-performance of the Equipment or Services), the Customer shall immediately be absolutely and unconditionally obligated to pay the Generator the Termination Payment without any set off or withholding for any reason.**

13.2 Subject to clause 13.1, if the Generator terminates this Agreement after the Minimum Payment Period has expired pursuant to clauses 12.1, 12.2, or 12.3, the Customer shall immediately pay to the Generator the Termination Payment.

13.3 Subject to clause 13.1, if the Customer terminates this Agreement after the Minimum Payment Period has expired pursuant to clauses 12.1 or 12.2 or the Generator terminates this Agreement under clause 12.4, the Customer shall not be obliged to pay the Generator the Termination Payment.

13.4 Subject to clause 13.1, if the Customer terminates this Agreement after the Minimum Payment Period has expired pursuant to clause 12.5, the Customer shall immediately pay to the Generator the Termination Payment.

13.5 Subject to clause 13.6, following termination or expiry of the Agreement:

13.5.1 the Generator shall be under no obligation to continue to generate Energy at the Site or to remove the Equipment from the Site (although it (or its assignee or any financier) may remove the Equipment from the Site at any time);

13.5.2 the following provisions shall continue in force until such time as all obligations of the Generator and Customer has been fully discharged as a result of terminating this Agreement: clauses 5, 6, 7.4, 8, 9, 10,12, 12, 13, 14, 15, 16, 17, 18 to 28 together with any other provisions which expressly or impliedly continue to have effect after expiry or termination of this Agreement; and all other rights and obligations shall immediately cease without prejudice to any rights, obligations, claims (including without limitation claims for damages for breach) and liabilities which have accrued prior to the expiry or termination of the Agreement;

13.5.3 each party shall cease to use the Confidential Information of the other party other than in enforcement of the rights and obligations under this Agreement and clause 21 shall continue to apply to any retained confidential information and records;

13.5.4 save where clause 13.6 applies, the Customer shall return the Equipment and Infrastructure to the Generator in good and substantial repair and condition (fair wear and tear excepted).

13.5.5 save where clause 13.6 applies, the Customer's right to use the Equipment and Infrastructure shall terminate and the Customer agrees that the Generator (or its assignee including any financier) may be entitled to repossess the Equipment and Infrastructure from the Site and grants the Generator an irrevocable licence to do so.

13.6 If the Agreement is terminated by the Customer pursuant to clauses 12.1 or 12.2, then following receipt of the Termination Payment by the Generator in cleared funds:

13.6.1 the Customer shall not be required to return the Equipment and Infrastructure to the Generator;
13.6.2 the Generator (or its assignee including any financier) shall not be entitled to remove the Equipment from the Site; and
13.6.3 the Generator shall transfer title to the Equipment to the Customer. Such transfer shall be on an "as is where is" basis and (to the full extent permitted by law) without representation or warranty (express or implied).

14. LOSS OR DAMAGE TO THE EQUIPMENT

14.1 The Customer must notify the Generator as soon as possible if any Equipment is lost, stolen, destroyed, confiscated or damaged by any person.

14.2 If any of the things in clause 14.1 occur regardless of the cause (other than damage which the Generator determines can be repaired under clause 14.3 or damage solely caused by the Generator), the Customer must on demand pay to the Generator the Termination Payment, upon receipt of which by the Generator, this Agreement will terminate.

14.3 If the Generator determines (in its sole discretion) that the Equipment has been damaged by any person (other than damage caused solely by the Generator) and can be replaced or repaired practically and economically, it will invoice the Customer for the cost of repair or replacement and the Customer shall pay such amount within 30 days of the date of the invoice.

14.4 Where the Customer has not complied with clauses 14.2 or 14.3, in addition to the Generator's right to termination under clause 12:
14.4.1 the Generator is entitled to receive all amounts which are payable by an insurer or other person as a result of an event in clause 14.1 occurring. If the Customer receives those amounts, it holds them on trust for the Generator; and
14.4.2 where the (i) cost incurred by the Generator for the repair or replacement of Equipment under clause 14.3 or (ii) the amount of the Termination Payment then due to the Generator, is or will be in excess of any amounts received by, or held on trust for, the Generator pursuant to clause 14.4.1, the Customer must pay that difference to the Generator upon demand by the Generator.

14.5 If the Customer has fully complied with its obligations in accordance with the terms of clause 14.2 or 14.3 (as appropriate), and the Generator subsequently receives any insurance proceeds as a result of the occurrence of any event specified in clause 14.1, the Generator shall pay such relevant sum to the Customer as soon as reasonably practicable.

15. INDEMNITIES

15.1 Without prejudice to any other right the Generator has under this Agreement, the Customer indemnifies the Generator and its assignees (including any financier) and must compensate the Generator and its assignees (including any financier) upon demand (and without any set-off, deduction or withholding) for any loss the Generator suffers and all costs (including legal costs on a full indemnity basis), charges, taxes, penalties, levies, claims, liabilities and expenses the Generator incurs as a direct or indirect result of:
15.1.1 taking any enforcement, recovery or preservation action against the Customer, repossessing, or attempting to repossess, the Equipment;
15.1.2 the Customer's act or omission, or any failure by the Customer to comply with any obligation under this Agreement;
15.1.3 the ownership or use of the Equipment; or
15.1.4 any third party claims (including for death, personal injury, property damage and environmental claims) in connection with the Equipment, the Services or this Agreement.

Each indemnity is a continuing obligation, separate and independent from the Customer's other obligations. Each indemnity continues after this Agreement ends or is terminated and it is not necessary for the Generator to incur any expense or cost or make a payment before it enforces a right of indemnity.

16. LIMITATION OF LIABILITY

16.1 Nothing in this Agreement limits or excludes the liability (if any) of either party to the other:
16.1.1 for personal injury or death caused by its negligence;
16.1.2 for fraud or fraudulent misrepresentation;
16.1.3 for any matter for which it would be illegal to exclude or limit or to attempt to exclude or limit its liability.

16.2 Neither party shall have any liability to the other in each case for any direct or indirect loss of profit; loss of revenue, loss of production or loss of business; loss of goodwill, loss of reputation or loss of opportunity; loss of anticipated saving or loss of margin or increased or wasted overhead costs; or liability of the other party to third parties (other than under clause 15); consequential or special loss, arising out of or in connection with this Agreement, whether in contract, tort, misrepresentation, under statute or otherwise, howsoever caused including by negligence and/or arising from a breach of, or a failure to perform, or defect or delay in performance of, that party's obligations under this Agreement subject always to clause 16.1.

16.3 Subject always to clause 16.1, the parties exclude all express or implied terms, conditions and warranties other than those set out in this Agreement.

16.4 Subject to clause 16.1 and 16.2 ,to the full extent permitted by law, the Generator's maximum aggregate liability at any point in time arising out of or in connection with this Agreement (including in the case of loss or damage to physical property), whether in contract, tort, misrepresentation, under statute or otherwise, howsoever caused including by negligence or wilful default and/or arising from a breach of, or a failure to perform, or defect or delay in performance of, any of the Generator's obligations under the Agreement which arise from acts, omissions or circumstances which occur in any one contract year shall be limited to the greater of £60,000 (sixty thousand pounds) or 120% of the Monthly Charges paid in respect of the most recently invoiced 12 month period during the Term of this Agreement.

17. ASSIGNMENT AND SUB-CONTRACTING

17.1 The Generator shall be entitled to assign, transfer, charge, hold on trust for any person (including a financier), sub-contract and deal in any other manner with any of its rights and/or obligations under this Agreement to or for any third party (including a financier), in each case without the Customer's consent and accordingly any reference to the Generator herein shall mean and include any such assignee or transferee (including any financier).

17.2 The Customer shall not be entitled to assign, transfer, charge, hold on trust for any person, sub-contract and deal in any other manner with any of its rights and/or obligations under this Agreement to or for any third party without the consent of the Generator.

17.3 If the Generator assigns any of its rights under this Agreement or in connection with the Equipment, any amounts payable by the Customer under this Agreement to such assignee must continue to be paid without set-off, counterclaim or deduction.

17.4 In the event that the Generator proposes to finance the Equipment and any third party financier requires a direct agreement to be entered into between the parties, the Customer agrees to enter into such a direct agreement with a funder on terms substantially similar to this Agreement.

18. NOTICES

Any notice to be given by either party shall be in writing shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid registered post to the addresses or by email to a recognised and active email address.

19. CHANGE IN LAW

19.1 If a Change in Law occurs that results in the Customer enjoying increased avoided costs as a result of using the Equipment provided by the Generator the Generator shall be entitled to share in this increase by charging the Customer 50% of the total value obtained ('**Charge for Change in Law Efficiency Charge'**). This charge will be levied in accordance with clause 10.6(x).

19.2 Subject always to the Customer's obligation to pay the Minimum Payment during the Minimum Payment Period, if a Change in Law occurs that results in a reduction in the revenue enjoyed by the Generator then the Generator shall not be able to charge the Customer for loss of income or profit.

20. REGISTRATION AND NOTIFICATION OF DISPOSITION OF SITE

20.1 Where the Customer is the freehold owner of the Site, the Customer agrees to the Generator making an application to the Land Registrar for a restriction to be entered on the relevant title at Land Registry in the form set out below:

"No disposition of the registered estate by the proprietor of the registered estate, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a certificate signed by EuroSite Power Limited (or its assignee) or their conveyancer that the provisions of an agreement dated [TBC] made between (1) EuroSite Power Limited; and (2) [ ] have been complied with."

20.3 Where the Customer is a leaseholder or tenant of the Site or a there is a mortgagee and/or chargee of the Site, the Customer must obtain consent from the freehold owner and/or mortgagee and/or chargee (as applicable) of the Site for the Generator to make an application to the Land Registrar for the applicable restriction to be entered on the relevant title at Land Registry in the form set out below:

"No disposition of the registered estate by the proprietor of the registered estate, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a certificate signed by EuroSite Power Limited (or its assignee) or their conveyancer that the provisions of an (i) agreement dated [TBC] made between EuroSite Power Limited and [*], (ii) [a landlord waiver dated [*] made by [insert landlord] in favour of EuroSite Power Limited (its assigns including any financier);] and (iii) [a mortgagee waiver dated [*] made by [insert mortgagee or charger] in favour of EuroSite Power Limited and its assigns including any financier], each have been complied with."

20.4 The Customer must, as soon as it becomes aware, inform the Generator in writing if the freehold owner of the Site proposes to sell or otherwise transfer its interest in the Site.

21. CONFIDENTIALITY

21.1 Each party shall treat the Confidential Information disclosed to it by or on behalf of the other party as confidential and shall not disclose such Confidential Information without the prior written consent of the other party, save that consent shall not be required for any disclosure:
21.1.1 to directors, employees, affiliates of a party or to persons professionally engaged by a party or to any bank, other financial institution, rating agency or other person to the extent required in relation to the financing of a party's business activities, provided that they in turn are required by that party to treat the Confidential Information as confidential in favour of the other party on terms substantially the same as those set out in this clause;
21.1.2 to the extent required by any government department or agency or competent authority having jurisdiction over that party or to the extent required by any applicable law, judicial process or the rules and regulations of any recognised stock exchange; and
21.1.3 to the extent that the Confidential Information is in or lawfully comes into the public domain other than by breach of this clause 21.

22. NO SURRENDER, FORFEITURE OR SALE OF SITE

22.1 If the Customer is the owner of the Site, the Customer agrees not to sell or otherwise transfer any of its rights or interests in the Site or part with possession or grant any tenancy unless and until (i) this Agreement has been terminated and the Generator has received the applicable Termination Payment from the Customer or (ii) the Term of this Agreement has expired; or (iii) it has provided the Generator (including the Generator's assigns including any financier) with 180 days' prior written notice.

22.2 If the Customer has any tenancy in respect of the Site, the Customer agrees (i) not to quit or surrender that tenancy (or give notice to any person to do the same) unless and until (A) this Agreement has been terminated and the Generator has received the applicable Termination Payment from the Customer; (B) the Term of this Agreement has expired; or (C) it has provided the Generator (including the Generator's assigns, including any financier) with 180 days' prior written notice; (ii) to comply with the terms of that tenancy, and (iii) to notify the Generator (including its assigns and any financier) of any event giving or likely to give rise to a right of any landlord to forfeit that tenancy.

23. NO PARTNERSHIP

Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture or relationship of

employer and employee or principal and agent between the Parties and no employee of one party shall be deemed to be or have become an employee of the other party.

24. VARIATION

This Agreement may not be varied except by an agreement in writing signed by the Parties.

25. NO WAIVER OR DEFENCE

25.1 No failure by either party to insist upon the strict performance of any term, covenant or condition of this Agreement, or to exercise any right or remedy upon breach of any provision of this Agreement and no acceptance of payment or performance during the continuation of any such breach, shall constitute a waiver of any term, covenant or condition contained herein or a waiver of any subsequent breach or default in the performance of any term, covenant or condition.

25.2 The rights of the Generator (or its assignee's, including any financier's rights or the rights of a holder of any security interest in this Agreement shall be free of all defences, setoffs or counterclaims which the Customer may be entitled to assert.

26. CIRCUMSTANCES BEYOND REASONABLE CONTROL

26.1 Subject to clause 26.3, the Generator shall not be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the time for performance shall be extended by a period equivalent to the period during which performance of the obligation has been delayed or failed to be performed.

26.2 Subject to clause 26.3, if the period of delay or non-performance continues for 6 months, the Customer may terminate this agreement by giving 30 days' written notice to the Generator.

26.3 For the avoidance of doubt and notwithstanding the Generator's delay in or failure to perform any of its obligations under this Agreement as a result of any circumstance described in clause 26.1, **at all times during the Minimum Payment Period, the Customer shall be absolutely and unconditionally obligated to pay the Minimum Payments in accordance with this Agreement and without any deduction, set off, counterclaim or withholding for any reason for the full duration of the Minimum Payment Period. For the avoidance of doubt, clause 13.1 shall apply where this Agreement is terminated under clause 26.2 during the Minimum Payment Period.**

27. ENTIRE AGREEMENT

This Agreement contains or expressly refers to the entire agreement between the Parties with respect to its subject matter and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous arrangements and understandings between the Parties with respect to its subject matter. Each party acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking by the other party which is not fully reflected in the terms of this Agreement. Nothing in this clause 26 shall operate to limit or exclude either party's liability for fraud.

28. RIGHTS OF THIRD PARTIES

28.1 A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

28.2 Any party may seek specific performance, interim or final injunctive relief or any other relief of similar nature or effect in any court of competent jurisdiction.

29. USE OF DATA

29.1 The Generator, its financier and/or assignees may make searches about the Customer at credit reference agencies who will supply them with supply credit information, as well as information from the Electoral Register. The agencies will record details of the search and whether or not this Agreement is entered. The Generator, its financier and/or assignees may use credit-scoring methods to assess the Customer and to verify the Customer's identity. Credit searches and other information which is provided to the Generator, its financier and/or assignees and its and their group companies, suppliers, and/or the credit reference agencies about the Customer and those with whom the Customer is linked financially, may be used by the Generator, its financier and/or assignees and other companies, including third parties and the Generator's suppliers, if credit decisions are made about the Customer, or other members of the Customer's household. This information may also be used for debt tracing and the prevention of money laundering as well as the management of the Customer's account.

29.2 To prevent or detect fraud, or to assist in verifying the Customer's identity, the Generator, its financier and/or assignees may make searches of records of their group companies and at fraud prevention agencies who will supply them with information. The Generator, its financier and/or assignees may also pass information to financial and other organisations involved in fraud prevention to protect the Generator, its financier and/or assignees and its and their customers from theft and fraud. If the Customer gives the Generator, its financier and/or assignees false or inaccurate information and it suspects fraud, the Generator, its financier and/or assignees will record this. Law enforcement agencies may access and use this information. The Generator, its financier and/or assignees, members of their group, and other companies, including third parties and their suppliers, may use this information if decisions are made about the Customer or others at the Customers address(es) on credit or credit-related services or motor, household, credit, life or other insurance facilities. It may also be used for tracing and claims assessment. In addition, the Generator, its financier and/or assignees may use, process or disclose the Customer's personal data in order to carry out procedures relating to the detection and prevention of other forms of financial crime (including, without limitation, breach of any applicable law or regulation relating to anti-money laundering, anti-bribery and corruption, the financing of terrorism or economic sanctions) and may, for the avoidance of doubt, provide such information to law enforcement agencies.

29.3 Before entering into this Agreement the Generator, its financier and/or assignee may search records at credit reference agencies, which may be linked to the Customer's spouse/partner, or other persons with whom the Customer is linked financially. For the purposes of this application the Customer may be treated as

financially linked and the Customer will be assessed with reference to "associated records".

29.4 Where the Customer borrows or may borrow from the Generator, its financier and/or assignees, details of the Customer's account and how the Customer manages it may be provided to credit reference agencies. If the Customer borrows and does not repay in full and on time, the Generator, its financier and/or assignees may tell credit reference agencies who will record the outstanding debt. These records will be shared with other organisations and may be used and searched by the Generator, its financier and/or assignees and them to:
29.4.1 consider applications for credit and credit related services, for the Customer and any associated person; and
29.4.2 trace debtors, recover debts, prevent or detect money laundering and fraud and to manage the Customer's accounts.

29.5 If the Generator transfers any of its rights and duties under the agreement to any person or company, the Generator will pass relevant information about the Customer to them. The Generator may also pass information about the Customer or this Agreement to any (or any potential) success or assignee or transferee.

29.6 If the Customer writes to the Generator and pays a fee the Customer has a right of access to the Customer's information held by the Generator. Write to the Generator at Eurosite Power Limited, Sky View, Argosy Road, Castle Donington, Derby DE74 2SA.

29.7 The Customer has the right of access to the Customer's personal records held by credit and fraud agencies on payment of a fee. If the Customer asks, the Generator will tell the Customer the name and address of the credit reference and fraud prevention agencies it uses.

29.8 The data that the Generator, its financier and/or assignee collects from the Customer may be transferred to, and stored at, a destination outside the European Economic Area ("EEA"). It may also be processed by staff operating outside the EEA who work for the Generator, its financier and/or assignee or for one of their suppliers. Such staff may be engaged in, among other things, the processing of the Customer's payment details and the provision of support services. The Generator will take all steps reasonably necessary to ensure that the Customer's data is treated securely and in accordance with this privacy policy.

29.9 The transmission of information via the internet is not completely secure. Although the Generator will do its best to protect the Customer's personal data, it cannot guarantee the security of the Customer's data transmitted via the internet; any transmission is at the Customer's own risk. Once the Generator has received the Customer's information, the Generator will use strict procedures and security features to try to prevent unauthorised access.

30. GOVERNING LAW AND JURISDICTION

This Agreement and any non-contractual obligations arising out of or in connection with it will be governed by the Laws of England and Wales and each party agrees that the Courts of England have exclusive jurisdiction to determine any dispute arising out of or in connection with this Agreement, including in relation to any non-contractual obligations.

Dated ______________________________

EuroSite Power Limited	**(1)**
and	
Macquarie Equipment Finance (UK) Limited	**(2)**

CHARGE

Contents

THIS DEED is dated and is made

BETWEEN:

(1) **EuroSite Power Limited** (registered number 07379560) (the "**Chargor**") whose registered office is at Sky View, Argosy Road, Castle Donington, Derby DE74 2SA; and

(2) **Macquarie Equipment Finance (UK) Limited** (registered number 8253764) whose registered office is at Ropemaker Place, 28 Ropemaker Street, London, EC2Y 9HD ("**Macquarie**", which expression includes its successors, assigns and agents).

WHEREAS:

(A) The Chargor and Macquarie are proposing to enter into a Master Assignment Agreement on or about the date of this Deed (the "**Master Assignment Agreement**") pursuant to the terms of which Macquarie may, from time to time, agree to purchase On-Site Utility Agreement Rights from the Chargor.

(B) Pursuant to the Master Assignment Agreement, the Chargor has made an Offer to assign certain On-Site Utility Agreement Rights to Macquarie.

(C) As a condition of Macquarie accepting the Offer, the Chargor has agreed to create a charge over the Equipment, the On-Site Utility Agreement, any insurance policies and insurance proceeds payable or received in relation to the Equipment and/or the On-Site Utility Agreement and Warranties to secure the due discharge of its obligations under the Master Assignment Agreement, the Offer, the Assignment Notice, Finance Programme Agreement and this Deed and to secure (on a limited recourse basis) the obligation of the Customer to pay to Macquarie the Receivables and other On-Site Utility Agreement Rights due under the On-Site Utility Agreement, in each case on the terms of this Deed.

NOW IT IS HEREBY AGREED as follows:

1 Definitions

1.1. In this Deed, the following words and expressions have the following meanings:

"**Assignment Notice**" means the relevant Assignment Notice (as defined in the Master Assignment Agreement) relating to the Offer, the Equipment and the relevant On-Site Utility Agreement Rights;

"**Base Rate**" means the base rate from time to time of National Westminster Bank PLC and if that rate is less than zero, Base Rate shall be deemed to be zero;

"**Business Day**" means a day (other than Saturday or Sunday) on which banks are open for general business in London;

"**Charged Assets**" has the meaning given in clause 3.1;

"**Customer**" means the customer under the On-Site Utility Agreement;

"**Equipment**" means the equipment delivered to the Customer under the On-Site Utility Agreement (including any alterations, additions or replacements thereto which may be made from time to time), as more particularly described in the schedule to this Deed;

"**Event of Default**" has the meaning given to it in the Finance Programme Agreement;

"**Finance Programme Agreement**" means the finance programme agreement between the Chargor and Macquarie dated on or about the date of this Deed;

"**Master Assignment Agreement**" has the meaning given to it in recital A to this Deed;

"**Offer**" means the offer made by the Chargor to Macquarie on or about the date of this Deed pursuant to the Master Assignment Agreement to assign certain On-Site Utility Agreement Rights to Macquarie;

"**On-Site Utility Agreement**" means the on-site utility agreement (comprising an on-site utility schedule together with the on-site utility terms and conditions) or other form of agreement entered into between the Chargor and the Customer, as more particularly described in the schedule to this Deed and (in each case and as the context so requires) all other agreements, certificates, notices, confirmations, letters and other documents entered into between Eurosite and the Customer or by the Customer in favour of Eurosite in connection with the same.

"**On-Site Utility Agreement Rights**" means the On-Site Utility Agreement Rights (as defined in the Master Assignment Agreement) together with the Receivables;

"**Receivables**" has the meaning ascribed to it in the Master Assignment Agreement;

"**Receiver**" shall have the meaning given to it in clause 5.1 of this Deed;

"**Security Interest**" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

"**Secured Obligations**" means all moneys, obligations and liabilities covenanted to be paid or discharged by the Chargor under or pursuant to clause 2.1.

"**Warranties**" means all rights, title and interest in warranties provided in respect of the Equipment and services which have been provided or applied to the Equipment (including, without limitation, installation, commissioning and maintenance).

1.2. Words and expressions defined in the Master Assignment Agreement have the same meanings in this Deed, unless specifically defined in this Deed.

1.3. Words importing the singular number shall include the plural and words importing the masculine gender shall include the feminine and vice versa in each case.

1.4. Any reference in this Deed to any agreement or instrument is a reference to that agreement or instrument as amended from time to time.

1.5. Unless a contrary indication appears, any reference in this Deed to any party shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

1.6. Headings are for convenience only and shall not affect the meaning of any provision.

2 Covenant to pay

2.1 Subject to the Offer being or having been accepted in accordance with the provisions of the Master Assignment Agreement, the Chargor hereby covenants with Macquarie to pay to Macquarie on demand as and when the same become due and payable:

2.1.1 all moneys and all liabilities which now are or at any time hereafter may be due, owing or incurred from or by the Chargor to Macquarie under the Master Assignment Agreement, the Offer, the Assignment Notice, the Finance Programme Agreement or this Deed (whether present, future, actual or contingent);

2.1.2 all reasonable costs charges and expenses of any kind whatsoever including legal and other professional costs and charges incurred by Macquarie in taking any steps whether by way of legal proceedings or otherwise to enforce any of the provisions of this Deed such costs charges and expenses to be payable in all cases on a full indemnity basis; and

2.1.3 all On-Site Utility Agreement Rights assigned to Macquarie from time to time pursuant to the terms of the Master Assignment Agreement and/or the Offer and/or the Assignment Notice, provided that the obligation of the Chargor to pay such On-Site Utility Agreement Rights to Macquarie (i) shall only be enforceable by Macquarie once an Event of Default has occurred and is continuing, and (ii) shall be limited to the proceeds of sale, disposal or other realisation of the Charged Assets actually received or otherwise realised or recovered by the Chargor (or any person on behalf of the Chargor) or recovered by Macquarie (or person acting on behalf of Macquarie) through the enforcement of this Deed.

2.2 The obligations of the Chargor under this Deed shall not be affected by any variation of the terms of the On-Site Utility Agreement, the granting by Macquarie of any time or indulgence or any other matter or thing which, but for this provision, might exonerate the Chargor.

2.3 The security contained in this Deed shall be a continuing security and shall extend to the ultimate balance of the Secured Obligations, regardless of any intermediate discharge, in whole or in part.

3 Charge and negative pledge

3.1 As a continuing security for the payment and discharge of the Secured Obligations, the Chargor, with full title guarantee, hereby charges to Macquarie by way of first fixed charge:

3.1.1 the Equipment and all its rights in and to it;

3.1.2 any insurance policies and insurance proceeds payable or received in relation to the Equipment and/or the On-Site Utility Agreement and the proceeds of any sale of the Equipment;

3.1.3 the On-Site Utility Agreement and all its rights under it (save to the extent the same have been validly and effectively assigned to Macquarie under the terms of the Master Assignment Agreement and/or the Offer and/or the Assignment Notice);

3.1.4 the Warranties;

together the **Charged Assets**.

3.2 The Chargor covenants with Macquarie that it shall not, during the continuance of this security, without the prior consent of Macquarie, dispose of the Charged Assets, or create or attempt to create or permit to subsist or arise any Security Interest (other than any which arise by reason of the On-Site Utility Agreement) in respect of the Charged Assets.

3.3 The Chargor shall not create or permit to subsist any Security Interest over any of its assets other than any Security Interest which is expressly permitted pursuant to clause 9 (Negative pledge) of the Finance Programme Agreement.

4 Further Assurance and Powers of Macquarie

4.1 The Chargor shall (at the cost of Macquarie) if and when at any time required by Macquarie execute such further agreements and assurances in favour or for the benefit of Macquarie and do all such acts and things as Macquarie shall from time to time require over or in relation to the Charged Assets to secure the Secured Obligations or to perfect or protect Macquarie's security over the Charged Assets or to facilitate the realisation of the same.

4.2 If any of the Secured Obligations is not discharged on the due date for the discharge thereof, if an Event of Default occurs, or if requested by the Chargor, Macquarie may, without further notice, without the restrictions contained in section 103 of the Law of Property Act 1925 and whether or not a receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a receiver either expressly or by reference.

5 Appointment and Powers of Receiver

5.1 At any time after an Event of Default has occurred and is continuing or if requested by the Chargor, Macquarie may by instrument in writing executed as a deed or under the hand of any

director or other duly authorised officer appoint any person to be a receiver and manager (hereinafter called the "**Receiver**" which expression shall where the context so admits include any substituted receiver and manager and so that where more than one receiver and manager is appointed they shall have power to act severally unless Macquarie shall in the appointment specify to the contrary) of all or any part of the Charged Assets. Any such appointment may be made subject to such qualifications, limitations and/or exceptions (either generally or in relation to specific assets or classes of asset) as may be specified in the instrument effecting the appointment. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that Macquarie may specify to the contrary in the appointment. Macquarie may (subject, where relevant, to section 45 of the Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place.

5.2 A Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts or defaults and for his remuneration.

5.3 A Receiver shall have the power to do or omit to do on behalf of the Chargor anything which the Chargor itself could do or omit to do if the Receiver had not been appointed, notwithstanding the liquidation of the Chargor. In particular (but without limitation) a Receiver shall (whether or not he is an administrative receiver) have power to do all the acts and things described in schedule 1 to the Insolvency Act 1986 as if the words "he" and "him" referred to the Receiver and "company" referred to the Chargor. He shall also have all powers from time to time conferred on receivers and administrative receivers by statute, in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in Section 103 of the Act. The powers of the Receiver may be limited by the terms of his appointment.

5.4 Macquarie may from time to time determine the remuneration of any Receiver and section 109(6) of the Law of Property Act 1925 shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

6 Application of Proceeds; Purchasers

6.1 All moneys received by Macquarie or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of the Secured Obligations and thereafter to the Chargor.

6.2 No purchaser or other person shall be bound or concerned to see or enquire whether the right of Macquarie or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

7 Indemnities; Exclusion of Liability; Costs and Expenses

7.1 The Chargor hereby undertakes to Macquarie to pay on demand all costs, charges and expenses incurred by or on behalf of Macquarie or by any Receiver in or about the enforcement or preservation or attempted enforcement or preservation of any of the security created by or pursuant to this Deed on a full indemnity basis, together with interest at the rate of 3 per cent per annum above the Base Rate from the date on which such costs, charges or expenses are so incurred until the date of payment by the Chargor (as well after as before judgement).

7.2 Neither Macquarie nor any Receiver shall be liable to account as mortgagee in possession in respect of the Charged Assets or be liable for any loss upon realisation other than than in the case of gross negligence, wilfull default or fraud.

7.3 The Chargor hereby undertakes with Macquarie to indemnify and keep indemnified Macquarie, any Receiver and any attorney, agent or other person appointed by Macquarie under this Deed and Macquarie's officers and employees (each an "**Indemnified Party**") in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of the Indemnified Parties (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

7.3.1 anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

7.3.2 any breach by the Chargor of any of its obligations under this Deed.

8 Power of Attorney

8.1 The Chargor by way of security hereby irrevocably appoints Macquarie and any Receiver severally to be its attorney and in its name and on its behalf after the occurrence of any Event of Default that is continuing:

8.1.1 to execute and complete any documents or instruments which Macquarie or such Receiver may require for perfecting the title of Macquarie to the Charged Assets or for vesting the same in Macquarie, its nominees or any purchaser;

8.1.2 to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 4; and

8.1.3 otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on Macquarie or a Receiver under this Deed or which may be deemed expedient by Macquarie or a Receiver in connection with any disposition, realisation

or getting in by Macquarie or such Receiver of the Charged Assets or in connection with any other exercise of any power under this Deed.

9 Miscellaneous

9.1 No failure or delay on the part of Macquarie to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

9.2 Any appointment or removal of a Receiver under clause 5 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of Macquarie and accordingly the Chargor hereby irrevocably appoints each successor and assign of Macquarie to be its attorney in the terms and for the purposes set out in clause 8.

9.3 Section 93 of the Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to Macquarie pursuant to this Deed.

9.4 The Chargor may not assign, transfer or otherwise deal with any of its rights or obligations under this Deed without the prior written consent of Macquarie.

9.5 Macquarie may assign or otherwise dispose of all or any of its rights under this Deed in whole or in part to any third party in its absolute discretion.

10 Notices

10.1 Every notice, request, demand or other communication under this Deed shall:

10.1.1 be in writing delivered personally or by first-class prepaid letter;

10.1.2 be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter, when delivered; and

10.1.3 be sent:

(a) to the Chargor at:

Address: Sky View, Argosy Road, Castle Donington, Derby DE74 2SA
Attention: Paul Hamblyn

(b) to Macquarie at:

Address: Ropemaker Place, 28 Ropemaker Street, London, EC2Y 9HD
Attention: Julian Liddy / CAF Legal

or to such other address or telefax number as is notified by the relevant party to the other party to this Deed.

11 Law

This Deed (and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of England.

IN WITNESS whereof this Deed has been executed and delivered as a deed by or on behalf of the parties on the date stated at the beginning of this Deed.

The Schedule

The Equipment:

The On-Site Utility Agreement:

The Customer:

SIGNATURES TO THE CHARGE

The Chargor

Executed and delivered as a deed by **EUROSITE POWER LIMITED** acting by a director in the presence of	)))	.... (Director)

....
Signature of witness

Name ....

Address ....

....

Macquarie

EXECUTED AS A DEED by **MACQUARIE EQUIPMENT FINANCE (UK) LIMITED** acting by its attorneys	)))	 .... (Attorney)

In the presence of:

....
Signature of witness

Name ....

Address ....

....

)
)..
(Attorney)

In the presence of:

....
Signature of witness

Name ....

Address ....

....

Schedule 7 - SGEF Security

Dated

Eurosite Power Limited

and

Societe Generale Equipment Finance Limited

CHARGE

Contents

THIS DEED is dated   and is made

BETWEEN:

(1) **Eurosite Power Limited** (registered number 07379560) (the "**Chargor**") whose registered office is at Sky View, Argosy Road, Castle Donington, Derby DE74 2SA; and

(2) **Societe Generale Equipment Finance Limited** (registered number 3596854) whose registered office is at Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR ("**SGEF**", which expression includes its successors, assigns and agents).

WHEREAS:

(A) The Chargor and SGEF are proposing to enter into a Master Assignment of Receivables Agreement on or about the date of this Deed (the "**Master Agreement**") pursuant to the terms of which SGEF may, from time to time, agree to purchase Receivables from the Chargor;

(B) Pursuant to the Master Agreement, the Chargor has made an Offer to assign certain Receivables to SGEF;

(C) As a condition of SGEF accepting the Offer, the Chargor has agreed to create a charge over the Equipment and the Customer Agreement to secure the due discharge of its obligations under the Master Agreement and to secure (on a limited recourse basis) the obligation of the Customer to pay to SGEF Receivables due under the Customer Agreement, in each case on the terms of this Deed.

NOW IT IS HEREBY AGREED as follows:

1 Definitions

1.1. In this Deed, the following words and expressions have the following meanings:

"**Business Day**" means a day (other than Saturday or Sunday) on which banks are open for general business in London;

"**Charged Assets**" has the meaning given in clause 3.1;

"**Customer**" means the customer under the Customer Agreement;

"**Customer Default**" has the meaning given in the Master Agreement;

"**Customer Agreement**" means the on-site utility schedule or other form of agreement entered into between the Chargor and the Customer, as more particularly described in the schedule to this Deed;

"**Equipment**" means the equipment delivered to the Customer under the Customer Agreement (including any alterations, additions or replacements thereto which may be made from time to time), as more particularly described in the schedule to this Deed;

"**Event of Default**" has the meaning given in the Master Agreement;

"**Offer**" means the offer made by the Chargor to SGEF on or about the date of this Deed pursuant to the Master Agreement to assign certain Receivables payable under the Customer Agreement;

"**Receivables**" has the meaning ascribed to it in the Master Agreement;

"**Secured Obligations**" means all moneys, obligations and liabilities covenanted to be paid or discharged by the Chargor under or pursuant to clause 2.1.

1.2. Words and expressions defined in the Master Agreement have the same meanings in this Deed, unless specifically defined in this Deed.

1.3. Words importing the singular number shall include the plural and words importing the masculine gender shall include the feminine and vice versa in each case.

1.4. Any reference in this Deed to any agreement or instrument is a reference to that agreement or instrument as amended from time to time.

1.5. Unless a contrary indication appears, any reference in this Deed to any party shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

2 Covenant to pay

2.1. Subject to the Offer being or having been accepted in accordance with the provisions of the Master Agreement, the Chargor hereby covenants with SGEF to pay to SGEF on demand as and when the same become due and payable:

2.1.1. all moneys and all liabilities which now are or at any time hereafter may be due, owing or incurred from or by the Chargor to SGEF under the Master Agreement, any Offer or this Deed (whether present, future, actual or contingent);

2.1.2. all reasonable costs charges and expenses of any kind whatsoever including legal and other professional costs and charges incurred by SGEF in taking any steps whether by way of legal proceedings or otherwise to enforce any of the provisions of this Deed such costs charges and expenses to be payable in all cases on a full indemnity basis; and

2.1.3. all Receivables assigned to SGEF from time to time pursuant to the terms of the Master Agreement and/or the Offer, provided that the obligation of the Chargor to pay such Receivables to SGEF (i) shall only be enforceable by SGEF once a Customer Default or an Event of Default has occurred and is continuing, and (ii) shall be limited to the proceeds of sale, disposal or other realisation of the Charged Assets actually received or otherwise realised or recovered by the Chargor (or any person on behalf of the Chargor) or recovered by SGEF (or person acting on behalf of the SGEF) through the enforcement of this Deed.

2.2. The obligations of the Chargor under this Deed shall not be affected by any variation of the terms of the Customer Agreement, the granting by SGEF of any time or indulgence or any other matter or thing which, but for this provision, might exonerate the Chargor.

2.3. The security contained in this Deed shall be a continuing security and shall extend to the ultimate balance of the Secured Obligations, regardless of any intermediate discharge, in whole or in part.

3 Charge

3.1. As a continuing security for the payment and discharge of the Secured Obligations, the Chargor, with full title guarantee, hereby charges to SGEF by way of first fixed charge:

3.1.1. the Equipment and all its rights in and to it;

3.1.2. any insurance proceeds payable or received in relation to the Equipment and the proceeds of any sale of the Equipment; and

3.1.3. the Customer Agreement and all its rights under it (save to the extent the same have been validly and effectively assigned to SGEF under the terms of the Master Agreement and the Offer),

together the **Charged Assets**.

3.2. The Chargor covenants with SGEF that it shall not, during the continuance of this security, without the prior consent of SGEF, dispose of the Charged Assets, or create or attempt to create or permit to subsist or arise any encumbrance (other than any which arise by reason of the Customer Agreement) in respect of the Charged Assets.

4 Further Assurance and Powers of SGEF

4.1. The Chargor shall (at the cost of SGEF) if and when at any time required by SGEF execute such further agreements and assurances in favour or for the benefit of SGEF and do all such acts and things as SGEF shall from time to time require over or in relation to the Charged Assets to secure the Secured Obligations or to perfect or protect SGEF's security over the Charged Assets or to facilitate the realisation of the same.

4.2. If any of the Secured Obligations is not discharged on the due date for the discharge thereof, if a Customer Default or an Event of Default occurs, or if requested by the Chargor, SGEF may, without further notice, without the restrictions contained in section 103 of the Law of Property Act 1925 and whether or not a receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a receiver either expressly or by reference.

5 Appointment and Powers of Receiver

5.1. At any time after a Customer Default or an Event of Default has occurred and is continuing or if requested by the Chargor, SGEF may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any person to be a receiver and manager (hereinafter called "the Receiver" which expression shall where the context so admits include any substituted receiver and manager and so that where more than one receiver and manager is appointed they shall have power to act severally unless SGEF shall in the appointment specify to the contrary) of all or any part of the Charged Assets. Any such appointment may be made subject to such qualifications, limitations and/or exceptions (either generally or in relation to specific assets or classes of asset) as may be specified in the instrument effecting the appointment. Where more than one receiver is appointed, each joint receiver shall have power to act severally, independently of any other joint receivers, except to the extent that SGEF may specify to the contrary in the appointment. SGEF may (subject, where relevant, to section 45 of the Insolvency Act 1986) remove any receiver so appointed and appoint another in his place.

5.2. A Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts or defaults and for his remuneration.

5.3. A Receiver shall have the power to do or omit to do on behalf of the Chargor anything which the Chargor itself could do or omit to do if the Receiver had not been appointed, notwithstanding the liquidation of the Chargor. In particular (but without limitation) a Receiver shall (whether or not he is an administrative receiver) have power to do all the acts and things described in schedule 1 to the Insolvency Act 1986 as if the words "he" and "him" referred to the Receiver and "company" referred to the Chargor. He shall also have all powers from time to time conferred on receivers and administrative receivers by statute, in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in Section 103 of the Act. The powers of the Receiver may be limited by the terms of his appointment.

5.4. SGEF may from time to time determine the remuneration of any Receiver and section 109(6) of the Law of Property Act 1925 shall be varied accordingly. A Receiver shall be entitled to

remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the receiver in accordance with the current practice of his firm.

6 Application of Proceeds; Purchasers

6.1. All moneys received by SGEF or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of the Secured Obligations and thereafter to the Chargor.

6.2. No purchaser or other person shall be bound or concerned to see or enquire whether the right of SGEF or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

7 Indemnities; Exclusion of Liability; Costs and Expenses

7.1. The Chargor hereby undertakes with SGEF to pay on demand all costs, charges and expenses incurred by or on behalf of SGEF or by any Receiver in or about the enforcement or preservation or attempted enforcement or preservation of any of the security created by or pursuant to this Deed on a full indemnity basis, together with interest at 3 per cent per annum above the base rate from time to time of National Westminster Bank PLC from the date on which such costs, charges or expenses are so incurred until the date of payment by the Chargor (as well after as before judgement).

7.2. Neither SGEF nor any Receiver shall be liable to account as mortgagee in possession in respect of the Charged Assets or be liable for any loss upon realisation other than than in the case of gross negligence, wilfull default or fraud.

7.3. The Chargor hereby undertakes with SGEF to indemnify and keep indemnified SGEF, any Receiver and any attorney, agent or other person appointed by SGEF under this Deed and SGEF's officers and employees (each an "**Indemnified Party**") in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of the Indemnified Parties (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

7.3.1. anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

7.3.2. any breach by the Chargor of any of its obligations under this Deed.

8 Power of Attorney

8.1. The Chargor by way of security hereby irrevocably appoints SGEF and any Receiver severally to be its attorney and in its name and on its behalf after any Customer Default and/or Event of Default that is continuing:

8.1.1. to execute and complete any documents or instruments which SGEF or such Receiver may require for perfecting the title of SGEF to the Charged Assets or for vesting the same in SGEF, its nominees or any purchaser;

8.1.2. to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 4; and

8.1.3. otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on SGEF or a Receiver under this Deed or which may be deemed expedient by SGEF or a Receiver in connection with any disposition, realisation or getting in by SGEF or such Receiver of the Charged Assets or in connection with any other exercise of any power under this Deed.

9 Miscellaneous

9.1. No failure or delay on the part of SGEF to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

9.2. Any appointment or removal of a Receiver under clause 5 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of SGEF and accordingly the Chargor hereby irrevocably appoints each successor and assign of SGEF to be its attorney in the terms and for the purposes set out in clause 8.

9.3. Section 93 of the Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to SGEF pursuant to this Deed.

10 Notices

10.1. Every notice, request, demand or other communication under this Deed shall:

10.1.1. be in writing delivered personally or by first-class prepaid letter or telefax;

10.1.2. be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter, when delivered and, in the case of a telefax, when a complete and

legible copy is received by the addressee (unless the time of despatch of any telefax is after close of business in which case it shall be deemed to have been received at the opening of business on the next Business Day); and

10.1.3. be sent:

(a) to the Chargor at:

St Philips Point, Temple Row, Birmingham B2 5AF

Telefax: [◆]
Attention: [◆]

(b) to SGEF at:

Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR

Telefax: [◆]
Attention: Chris Jones

or to such other address or telefax number as is notified by the relevant party to the other party to this Deed.

11 Law

This Deed shall be governed by English law.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Deed.

The Schedule

The Equipment:

The Customer Agreement:

The Customer:

SIGNATURES TO THE CHARGE

The Chargor

Executed and delivered as a deed by)
EUROSITE POWER LIMITED)
acting by a director in the presence of)

.... (Director) JOHN N. HATSOPOULOS

....
Signature of witness

Name AnnMarie PACHECO

Address 68 BROAD STREET

PLAINVILLE, MA 02762
USA

SGEF

SIGNED for and on behalf of)
SGEF)

Schedule 8 – Programme Managers

On the date of the Agreement, each Party's nominated Programme Manager is set out below.

Macquarie Programme Manager:

Puneet Sharma
+44 20 3037 1913
puneet.sharma2@macqurie.com

Eurosite Programme Manager:

Paul Hamblyn
+44 7920 859540
paul.hamblyn@eurositepower.co.uk

Schedule 9 – Authorised Signatory List

Each Party advises that the following persons are authorised signatories for the purposes set out in Clause 21.

Macquarie Authorised Signatories

Macquarie advises that the persons listed in the following Power of Attorney are authorised signatories and any two persons (acting together) described in Part A of the First Schedule of the Power of Attorney may sign on its behalf or any one of the persons described in Part A of the First Schedule of the Power of Attorney and any one of the persons described in Part B of the First Schedule of the Power of Attorney (acting together) may sign on its behalf.

MACQUARIE

POWER OF ATTORNEY

MACQUARIE EQUIPMENT FINANCE (UK) LIMITED

COMPANY NUMBER 08253764

(EXPIRES 31 DECEMBER 2016)

Macquarie Equipment Finance (UK) Limited
Ropemaker Place
28 Ropemaker Street
London
EC2Y 9HD
United Kingdom

1. POWER AND AUTHORITY

BY THIS DEED, MACQUARIE EQUIPMENT FINANCE (UK) LIMITED, COMPANY NUMBER 08253764 (the "**Company**") nominates, constitutes and appoints each of the persons named in the First Schedule to this deed jointly and each of them severally (each an "**Attorney**" and together the "**Attorneys**") to be its true and lawful attorney:

(a) to sign as an agreement under hand, or to sign, seal and deliver as a deed, the documents (each a "**Document**" and more than one "**Documents**") described in the Second Schedule to this deed;

(b) to complete blanks and to incorporate into any Document any amendments and provisions (whether or not material and whether or not involving changes to the parties) as may seem necessary or desirable to the Attorneys who sign that Document, as conclusively evidenced by their execution of the Document; and

(c) to sign and perform all other instruments, assurances, acts, matters and things which in the opinion of the Company or the Attorneys (as conclusively evidenced by the execution or performance by the Attorneys of the instrument, assurance, act, matter or thing) are or may be necessary or desirable in relation to the execution, sealing or delivery of any Document, or any matter or transaction required by or contemplated in any Document.

2. DECLARATION AND RATIFICATION

The Company declares that each Document and any other instrument executed by the Attorneys who execute that Document or instrument and all acts, matters and things done by any Attorney in performance of and in accordance with this deed will be as good, valid and effective to all intents and purposes whatsoever as if the same had been duly executed or done (as the case may be) by the Company itself.

3. INDEMNITY

The Company hereby indemnifies each Attorney in respect of any and all liabilities arising from anything lawfully done by the Attorney for or in relation to the Company pursuant to this deed.

4. CONTINUING AUTHORITY

The Company declares that this deed and the powers conferred by it in respect of any Attorney will continue in force until the earlier of notice of revocation of the powers being received by an Attorney, the Attorney ceasing to be employed by the Company or a related body corporate of the Company or the day specified in the Third Schedule.

5. STATEMENT BY ATTORNEY

Any person or entity dealing with an Attorney in good faith may accept a written statement by the Attorney to the effect that the attorney has not received notice of revocation of this deed and has not ceased to be employed by the Company or a related body corporate of the Company as conclusive evidence of that fact.

6. EXERCISE OF POWERS

The powers granted to the Attorneys under this deed may only be exercised by any two of the persons described in Part A or the First Schedule acting together or by any one of the persons described in Part A of the First Schedule acting together with any one of the persons described in Part B of the First Schedule, provided however, that such Attorneys only exercise such powers when they are physically present in the United Kingdom.

7. RESTRICTIONS ON POWERS

The Attorneys are expressly prohibited from:

(a) delegating the powers granted to the Attorneys under this deed; and

(b) operating a bank overdraft or in any other way pledging the Company's credit.

8. GOVERNING LAW

This deed is governed by the laws in force in England and Wales. Each party submits to the non-exclusive jurisdiction of the courts of that place.

9. FIRST SCHEDULE

PART A
Troy Richardson
Julian Liddy
Luigi Tricarico
Karl Henson
Louise Jack
Nigel Tunbridge
Kenneth Pippin
Kieran Healy

PART B
Mona He
Kevin Doherty
Daniel Smith
Feross Darwish
Garry Pearce
Chris Edmonds
Zoe Hammond

10. SECOND SCHEDULE

Any of the following types of documents (whether in the form of a deed, agreement, offer, quote, tender response, schedule, notice, letter, application or order) in connection with the business or operation of the Company:

1. Rental Agreements and/or Hire Agreements and any schedules thereto, including (without limitation) master rental agreements and/or master hire agreements;

2. Regulated Hire Agreements and/or Regulated Credit Agreements and any schedules thereto, including (without limitation) master rental agreements and/or master hire agreements;

3. Service Agreements and related schedules;

4. Purchase and/or Sale Agreements and related schedules;

5. Novation Agreements and/or Assignment Agreements and related schedules;

6. Consultancy Agreements and/or Professional Advisory Agreements including all agreements appointing consultants and/or professional advisors to the Company;

7. Confidentiality Agreements and/or Non-Disclosure Agreements;

8. Introducer Agreements;

9. Principal and Agency Agreements

10. Letters of Intent;

11. Memorandums of Understanding;

12. Commitment letters including binding letters of offer;

13. Tender responses and Term Sheets; and

14. Any other ancillary instruments, agreements, deeds or documents (including but not limited to any deed, agreement, offer, quote, notice, letter, application, or order) in connection with the business or operation of the Company.

11. THIRD SCHEDULE

31 December 2016

EXECUTED as a deed on 4th February 2015

THE COMMON SEAL of)
MACQUARIE EQUIPMENT FINANCE)
(UK) LIMITED)
was hereunto affixed in accordance with the)
Company's Articles of Association)

Signature of Secretary/~~Director~~

Helen Everitt

Name of Secretary/~~Director~~ in full

Signature of Director

JULIAN LIDDY

Name of Director in full

Eurosite Authorised Signatories

EuroSite POWER

Macquarie Equipment Finance (UK) Limited
28 Ropemaker Place
London
EC2Y 9HD

24 MARCH 2016

Dear Sirs,

EuroSite Power Limited – List of Authorised Signatories

By this deed, EuroSite Power Limited nominates, constitutes and appoints each the persons named below (each an **Authorised Signatory**) to be its true and lawful attorney with the power and authority to sign as an agreement under hand, or to sign, seal and deliver as a deed any documents on behalf of EuroSite Power Ltd to be entered into between (i) EuroSite Power Limited and Macquarie Equipment Finance (UK) Limited (including its nominated affiliates or assigns) and (i) EuroSite Power Limited and any of EuroSite Power Ltd's customers (**Documents**), and bind EuroSite Power Limited accordingly.

Name	Title	Specimen Signature
Dr John Hatsopoulos	Director	[signature]
Dr Elias Samaras	Director	
Ms Bonnie Brown	Secretary	[signature]
Mr Paul Hamblyn	Director	[signature]

Additionally, each Authorised Signatory has the power and authority to:

1. give or execute any or all notices, communications, or other documents on behalf of EuroSite Power Ltd pursuant to or in connection with each of the Documents or the transactions contemplated by them; and

2. to complete blanks and to agree such amendments, variations or modifications to any or all of the Documents or such notices, communications or other documents as such Authorised Signatory may (in its absolute discretion) think fit (such discretion being conclusively evidenced by that Authorised Signatory's execution of such document); and

3. to sign and perform all other instruments, assurances, acts, matters and things and do anything else required or incidental which such Authorised Signatory may (in its absolute discretion) think fit (as conclusively evidenced by the execution or performance by that Authorised Signatory of the instrument, assurance, act, matter or thing) in relation to the execution, sealing or delivery of any Document, or matter or transaction required by or contemplated in any Document.

54 Clarendon Road
Watford, WD17 1DU
0844 693 2848
info@eurositepower.co.uk
www.eurositepower.co.uk

Registered Office:
St Philips Point, Temple Row
Birmingham, B2 5AF
Company Registration Number: 07379560

EuroSite Power Inc
45 First Avenue, Waltham MA 02451, USA
tel. +1 781.522.6000 fax. +1 781.522.6050
info@americandg.com

EuroSite Power Limited declares that each Document and any other instrument executed by any Authorised Signatory who execute that Document or instrument and all acts, matters and things done by any Authorised Signatory in performance of an in accordance with this deed will be as good, valid and effective to all intents and purposes whatsoever as if the same had been duly executed or done (as the case may be) by EuroSite Power Limited itself.

Any person or entity dealing with an Authorised Signatory in good faith may accept a written statement by an Authorised Signatory to the effect that the Authorised Signatory has not received notice of revocation of this deed.

This deed and the powers conferred by it in respect of any Authorised Signatory shall remain valid and in force until such time as we notify you otherwise in writing.

This deed is governed by the law in force in England and Wales.

Yours faithfully

Executed as a Deed on the date indicated above.

Executed as a Deed for and on behalf of
Eurosite Power Limited by its directors:

Director JOHN N. HATSOPOULOS

Director / Secretary

DIRECTOR
PAUL J HAMBLYN.

Witnessed by:

Witness Signature

Witness Name AnnMARIE PACHECO

Witness Address 68 BROAD STREET
PLAINVILLE, MA 02762
USA

Witnessed by:

Witness Signature

Witness Name 68 BROAD STREET

Witness Address PLAINVILLE, MA 02762
USA

WITNESSED BY:
CLARE MCNEILL
WITNESS SIGNATURE:
NAME:
ADRESS: c/o 28 ROPEMAKER ST
LONDON
EC2Y 9HD

EXECUTION PAGE

Eurosite

Executed and delivered as a deed by)
EUROSITE POWER LIMITED)
acting by its director in the presence of)

.... (Director) JOHN N. HATSOPOULOS

....
Signature of witness

Name AnnMARIE PACHECO

Address 68 BROAD STREET
PLAINVILLE, MA 02762
USA

.... (Director) PAUL J HAMBLYN

....
Signature of witness

Name CLARE McNEILL

Address c/o 28 ROPEMAKER ST
LONDON EC2Y9HD